Exhibit 99.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GENIUS PRODUCTS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

Exhibit 99.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

GENIUS PRODUCTS, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Genius Products, LLC, is made as of July 21, 2006, by and among The Weinstein Company Holdings LLC, a Delaware limited liability company (“WCO”), W-G Holding Corp., a Delaware corporation (“W-G Holding”) and Genius Products, Inc., a Delaware corporation (“Genius”), and each other person who is or becomes a Member in accordance with the terms of this Agreement.  Capitalized terms used herein without definition shall have the meanings set forth therefor in Article 1 of this Agreement.

WHEREAS, the Company was formed as The Weinstein Company Funding LLC pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on May 10, 2005, and a Second Amended and Restated Limited Liability Company Agreement was entered into on July 19, 2006 (the “Original Agreement”);

WHEREAS, the Members wish to change the name of the Company to Genius Products, LLC and amend and restate the terms and provisions of the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree to amend and restate in its entirety the Original Agreement as follows:

ARTICLE 1
DEFINITIONS

When used in this Agreement, the following capitalized terms shall have the meanings set forth below.

“Act” means the Delaware Limited Liability Act, Delaware Code Annotated Title 6, § 18-101 et seq., as the same may be amended from time to time.

“Additional Capital Contributions” means any capital contributions of the Members described in Section 4.4.

“Adjustment Factor” means 1.0; provided, however, that if:

(i)           Genius (a) declares or pays a dividend on its outstanding Genius Common Stock in Genius Common Stock or makes a distribution to all holders of its outstanding Genius Common Stock in shares of Genius Common Stock, (b) splits or subdivides its outstanding Genius Common Stock, (c) effects a reverse stock split or otherwise combines its outstanding Genius Common Stock into a smaller number of shares of Genius Common Stock, (d) issues shares of Genius Common Stock in connection with the satisfaction of an indemnification obligation to the Company or any WCO Party pursuant to Section 8.3 of the Master Contribution Agreement (an “Indemnification Issuance”) or to pay any liability that would constitute an Excluded Liability (as such term is defined in the Master Contribution Agreement), (e)  issues any Genius Common Stock pursuant to any Pre-closing Option or Warrant, (f) receives stock held in escrow pursuant to the Wellspring Agreement (the “Wellspring Shares”) or (g) issues shares of Genius Common Stock in connection with a Genius Exclusive Capital Transaction, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such event by a fraction, (i) the numerator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, or combination or the issue date of such Indemnification Issuance or Genius Exclusive Capital Transaction (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split, combination, Indemnification Issuance or Genius Exclusive Capital Transaction has occurred as of such time) and (ii) the denominator of which shall be the actual number of shares of Genius Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split, combination or the issue date of such Indemnification Issuance or Genius Exclusive Capital Transaction;

(ii)           Genius distributes any rights, options or warrants (or other securities or rights convertible into, exchangeable for or exercisable for Genius Common Stock) to holders of its Genius Common Stock to subscribe for or to purchase or to otherwise acquire Genius Common Stock (or other securities or rights convertible into, exchangeable for or exercisable for Genius Common Stock) at a price per share less than the greater of (a) the Value of a share of Genius Common Stock and (b) the Market Price of a share of Genius Common Stock, on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such distribution by a fraction (1) the numerator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date plus the maximum number of shares of Genius Common Stock purchasable under such Distributed Rights and (2) the denominator of which shall be the number of shares of Genius Common Stock issued and outstanding on the record date plus a fraction (x) the numerator of which is the maximum number of shares of Genius Common Stock purchasable under such Distributed Rights times the minimum purchase price per share of Genius Common Stock under such Distributed Rights and (y) the denominator of which is the greater of (a) the Value of a share of Genius Common Stock and (b) the Market Price of a share of Genius Common Stock, as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of shares of Genius Common Stock or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)           Genius shall, (a) by dividend or otherwise, distribute to holders of its Genius Common Stock evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate, in whole or in part, to assets not received by Genius pursuant to a pro rata Distribution by the Company to all holders of Units, or (b) pay any indemnification liability to the Company or any WCO Party pursuant to Article VIII of the Master Contribution Agreement,

or pay any liability that would constitute an Excluded Liability (as such term is defined in the Master Contribution Agreement), and the funds to pay such liability were not raised, whether in whole or in part, through an Indemnification Issuance, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution, or the payment date of any indemnification liability, as the case may be, by a fraction (1) the numerator of which shall be the greater of (x) the Value of a share of Genius Common Stock and (y) the Market Price of a share of Genius Common Stock, on the date fixed for such determination or the payment date, as the case may be and (2) the denominator of which shall be the lower of (xx) the Value of a share of Genius Common Stock and (yy) the Market Price of a share of Genius Common Stock Value on the date fixed for such determination or the payment date, as the case may be, less the then fair market value (as determined by the Managing Member, subject to the right of WCO to dispute that determination pursuant to Section 11.17 hereof) of the portion of the evidences of indebtedness or assets so distributed or the amount of liability or obligation so paid or satisfied, as the case may be, applicable to one share of Genius Common Stock.

(iv)           Shares of Genius Common Stock to be issued with respect to a Tendered Unit in connection with a redemption pursuant to Section 4.8 shall have a Value or Market Price (whichever is less) of less than the Floor Amount, the Adjustment Factor with respect to the redemption of such Tendered Unit shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the Floor Amount and (ii) the denominator of which shall lesser of the Value or Market Price of the shares of Genius Common Stock to be issued with respect to such Tendered Unit (without giving effect to this adjustment).

(v)           W Units are reallocated pursuant to Section 4.1, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of G Units outstanding immediately prior to such reallocation and (ii) the denominator of which shall be the number of G Units outstanding immediately after such reallocation.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.  For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit C attached hereto.

“Affiliate” means any individual, partnership, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with a Member.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as originally executed and as the same may be amended from time to time.

“Assignee” means a Person to whom one or more Class W Units have been transferred as permitted under this Agreement, but who has not become a substitute Member, and who has the rights set forth in Section 8.2 hereof.

“Available Cash” means the Company’s cash on hand and available undrawn borrowings, less the amount that, in the Managing Member’s reasonable judgment, the Company should retain in order to fulfill its business purposes.

“Bankruptcy” means, with respect to a Person, that such Person (i) is dissolved; (ii) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment or arrangement with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for the winding-up or liquidation of such Person, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of such Person or (b) is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (v) has a resolution passed for its winding-up or liquidation; (vi) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (vi) has occurred and is continuing); or (vii) is the subject of any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) through (vi) (inclusive) of this definition.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of California or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Account” means the account maintained for a Member in accordance with Section 4.2.

“Capital Contribution” means, with respect to each Member, the capital contributions made my such Member from time to time.

“Cash Amount” means an amount of cash equal to the product of (a) the greater of the Value or Market Price of a share of Genius Common Stock and (b) the Genius Common Stock Amount, determined as of the applicable Valuation Date.

“Certificate of Formation” means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State as subsequently amended from time to time.

“Class G Units” means (i) that certain class of Units granted to Genius on the Effective Date and from time to time upon the making of any Additional Capital Contribution pursuant to  Section 4.4.2 of this Agreement and (ii) any Class W Units that are converted into Class G Units pursuant to Section 4.8.4(a) of this Agreement.

“Class W Units” means that certain class of Units owned by WCO and W-G Holding on and as of the Effective Date, and from time to time, including pursuant to Sections 4.1.2(d) and (e) of this Agreement upon the Company’s or a WCO Party’s, respectively, satisfaction of any liability to which they may be entitled to indemnification from Genius under Section 8.3 of the Master Contribution Agreement.

“Class W Prior Approval” the written prior approval of WCO.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

“Company” means Genius Products, LLC, a Delaware limited liability company.

“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Covered Products” shall have the meaning given to it under the Distribution Agreement.

“Current Genius Business” means all of (i) the development, licensing, sale, distribution and/or other exploitation (collectively, “Exploitation”) of entertainment-based programs and productions on DVD and other home-video and personal audiovisual formats, which programs and productions include without limitation theatrical motion picture productions, television programs and productions, documentary and other non-fiction programs and productions, health and wellness-oriented programs and productions, and children's and family-oriented programs and productions; (ii) Exploitation of music and other recordings on CD and other audio formats; (iii) Exploitation of internally-developed and/or licensed intellectual properties (e.g., Baby Genius, Berliner Film Company, etc.) and products including toys, books, video games, apparel and the like; and (iv) Exploitation of licensed U.S. and international consumer brands (e.g., Bazooka, TV Guide, Sundance, etc.) in and in connection with brand-relevant Genius  products and content.

“Cut-Off Date” means the tenth (10th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Distribution Agreement” means that certain Distribution Agreement, entered into between the Company and The Weinstein Company LLC (“Licensor”) and in effect on the Effective Date.

“Economic Interest” means a Member’s share of the Company’s net income, net losses and distributions of the Company’s assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member, including, but not limited to, the right to vote or participate in the management of, or any right to information concerning, the business and affairs of the Company.

“Effective Date” means the closing date of the transactions contemplated by the Master Contribution Agreement.

“Fiscal Year” means the Company’s fiscal year, which shall correspond to its taxable year, as determined in accordance with the Code.

“Floor Amount” means an amount per Class W Unit equal to $60,000,000 divided by the number of Class W Units issued as of the Effective Date.

“Genius” means Genius Products, Inc., a Delaware corporation.

“Genius Charter” means the Amended and Restated Certificate of Incorporation of Genius, and as subsequently amended from time to time.

“Genius Bylaws” means the bylaws of Genius, and as subsequently amended from time to time.

“Genius Independent Board Members” means the members of the Board of Directors of Genius who are “independent,” as defined in the applicable listing standards of the primary stock exchange or trading market on which the Genius’ Common Stock is listed for trading, or if such term is not defined in such listing standards, then the listing standards of The Nasdaq Stock Market in effect from time to time.

“Genius Common Stock” means the common stock of Genius, par value $0.001 per share.

“Genius Common Stock Amount” means a number of shares of Genius Common Stock equal to the product of (i) the number of Tendered Units and (ii) the Adjustment Factor; provided, however, that, if Genius issues to holders of shares of Genius Common Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Genius’ shareholders to subscribe for or purchase Genius Common Stock, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Genius Common Stock Amount shall also include such Rights that a holder of that number of shares of Genius Common Stock would be entitled to receive.

“Holder” means a Person who is the owner of any Class G Units, Class W Units or any other equity interest in the Company approved by the Managing Member (with Class W Prior Approval) from time to time in accordance with this Agreement; provided, however, that any such Holder will not be a Member unless and until such Holder has been admitted as a Member in accordance with the terms of this Agreement.

“Initial Members” means Genius, WCO and W-G Holding.

“Managing Member” means Genius, in its capacity as managing member of the Company, unless otherwise agreed by Genius and WCO (in its sole discretion), and as the Managing Member may be changed pursuant to Sections 3.8, 8.1 or 8.6 hereof.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Genius Common Stock, the Closing Price for such Genius Common Stock on such date.  The “Closing Price” on any date shall mean the last quoted or reported sales price, or, if not so quoted or reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Genius Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Genius Common Stock selected by the Managing Member, or the last sale price for such Genius Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Genius Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Genius Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Genius Common Stock are listed or admitted to trading or, if no trading price is available for such Genius Common Stock, the fair market value of the Genius Common Stock, as determined in good faith by the Managing Member.

“Master Contribution Agreement” means the Master Contribution Agreement by and among Genius, Licensor and the Company, dated as of December 5, 2005, and amended as of March 15, 2006, April 24, 2006, May 30, 2006 and June 28, 2006.

“Member” means each Initial Member, so long as such Initial Member holds a Membership Interest in the Company, and each Person who is hereafter admitted as a member in accordance with the terms of this Agreement and the Act, each in its capacity as a member of the Company.

“Membership Interest” means a Member’s entire interest in the Company (including the Member’s Economic Interest, the right to vote on or participate in the management of the Company as permitted by this Agreement and the right to receive information concerning the business and affairs of the Company).

“Net Income” and “Net Losses” shall have the meaning set forth in Exhibit D of this Agreement.

“Notice of Redemption” means any notice given from time to time to the Company by WCO that a holder of Class W Units (including WCO) elects to exercise its right (subject to the terms and conditions set forth herein) to require the Company to redeem the number of Class W Units held by such holder as specified in such notice; provided that no Notice of Redemption may be given prior to the one-year anniversary of the Effective Date.

“Percentage Interest” means: (i) with respect to any Distribution (and as of the applicable Distribution Date), allocation or calculation, a Member’s or Holder’s percentage of the total Units in the Company entitled to participate in such Distribution, allocation or calculation represented by the ratio of (w) such Member’s or Holder’s Units in the Company entitled to participate in such Distribution, allocation or calculation to (x) the total outstanding Units in the Company of all Members and Holders entitled to participate in such Distribution, allocation or calculation; and (ii) with respect to any matter in which a class or classes of Units are entitled to participate, including rights under Section 5.2, that percentage of the total Units in the Company so entitled to participate represented by the ratio of (x) such Member’s Units in the Company so entitled to participate to (y) the total outstanding Units in the Company so entitled to participate, provided, that, in no case shall any calculation of Percentage Interest exceed 100%.

“Permitted Transferee” means: (i) any corporation more than (20%) of the outstanding voting stock of which is owned by WCO or any of WCO’s Affiliates or in which WCO or any of WCO’s Affiliates have the right to appoint a majority of the board of directors, (ii) any partnership of which WCO or any of WCO’s Affiliates is the managing partner or in which WCO or any of WCO’s Affiliates hold partnership interests representing at least (20%) of such partnership’s capital or profits, (iii) any limited liability company of which WCO or any of WCO’s Affiliates is the manager or managing member or in which they hold the right to appoint a majority of such limited liability company’s board of managers or similar governing body, or in which WCO or any of WCO’s Affiliates hold membership or limited liability company interests representing at least (20%) of such limited liability company’s capital or profits, (iv) an Affiliate of WCO or (v) another Member.

“Person” means an individual, general partnership, limited partnership, limited liability company, corporation, trust, estate, real estate investment trust, association or any other entity.

“Pre-closing Options and Warrants” means any options, warrants or other securities convertible into common stock that are issued and outstanding as of the Closing Date (including options granted to employees in contemplation of the transactions under the Master Contribution Agreement or warrants issued in connection with the Financing Commitments contemplated by the Master Contribution Agreement) that are not considered outstanding in the calculation of outstanding shares used to determine the number of Class W Units deemed issued as of the Effective Date.

“Registration Rights Agreement” means that certain Registration Rights Agreement, entered into as of the Effective Date between Genius and WCO and W-G Holding.

 “SEC” means United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Services Agreement” means that certain Services Agreement, entered into as of the Effective Date between the Company and Genius.

“Specified Redemption Date” means the later of (i) the tenth (10th) Business Day after the receipt by the Managing Member of a Notice of Redemption or (ii) in the case the Managing Member elects (with WCO’s consent as provided in Section 4.8.2) to conduct an Offering Funding, the Business Day following the date of the closing of the Offering Funding; provided, however, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the Company pursuant to Section 4.8.2 hereof, on any Specified Redemption Date, may be deferred, in the Managing Member’s sole and absolute discretion, for such time (but in any event not more than sixty (60) days in the aggregate) as may reasonably be required to effect, as applicable, compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

“Tax Matters Partner” means the Managing Member.

“Treasury Regulations” means the income tax regulations (including temporary) promulgated under the Code.

“Units” means the units of all classes of equity issued by the Company and approved by the Managing Member subject to Section 5.2.1(xi), each such class of equity representing the right to receive distributions pursuant to the terms of this Agreement and granting the Holder such other rights and privileges as set forth in this Agreement.  The Units will initially consist of the Class G Units and the Class W Units.  Initially, none of the classes of Units will be represented by certificates.  If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by such certificates.  The number of Units initially issued to each Member or Holder thereof is set forth opposite such Member’s or Holder’s name on Exhibit A (as such Exhibit may be amended from time to time by the Managing Member).

 “Valuation Date” means the date of any determination of Value or Market Price to be made pursuant to this Agreement, specifically including (i) in connection with a determination under Section 4.8, the date of receipt by the Managing Member of a Notice of Redemption or (ii) in connection with a determination under Section 4.7 the Company Repurchase Trigger Date, as the case may be or, if any such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a share of Genius Common Stock, the volume weighted average of the daily Market Prices (as defined below) for thirty (30) consecutive trading days immediately preceding and including the Valuation Date.  If the Genius Common Stock Amount includes Rights (as defined in the definition of “Genius Common Stock Amount”) that a holder of Genius Common Stock would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, subject to WCO’s right to dispute such determination pursuant to Section 11.17 hereof.

“Video Ratio” shall have the meaning given to it under the Distribution Agreement.

ARTICLE 2
ORGANIZATIONAL MATTERS

2.1           Formation.  Pursuant to the Act, the Company has been formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Delaware Secretary of State by an “authorized person” within the meaning of the Act (solely for purposes of filing the Certification of Formation), which the Initial Members hereby adopt and approve.  The Managing Member is hereby appointed an “authorized person” within the meaning of the Act.  The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be under the Act in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2           Name.  The name of the Company shall be Genius Products, LLC.  The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing Member deems appropriate or advisable.  The Members shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Managing Member considers appropriate.

2.3           Office and Agent.  The Company shall continuously maintain a registered office and registered agent in the State of Delaware as required by the Act.  The principal office shall be as the Managing Member may determine (with notice to all Members).  The Company also may have such offices, anywhere within and without the State of Delaware, as the Managing Member from time to time may determine, or the business of the Company may require.  The registered agent and registered office shall be as stated in the Certificate of Formation.

2.4           Members.  The respective addresses of the Members are set forth in Exhibit A hereto.  Upon its execution and delivery of this Agreement, without the need for any consent or action of any Person, each of Genius, WCO and W-G Holding are hereby admitted to or shall continue to be, as applicable, Members of the Company.

2.5           Purpose of the Company.  The purpose of the Company is to (i) distribute certain home video products of Licensor and perform marketing, promotion and advertising services in connection with that distribution, pursuant to the terms of the Distribution Agreement, (ii) engage in the Current Genius Business (subject to the other terms hereof) and (iii) conduct such other lawful acts, businesses or activities as the Managing Member and the holders of a majority of the outstanding Class W Units may agree in their sole discretion.  The Company shall have the power to do any and all acts necessary or advisable for the furtherance of its business and activities.

2.6           Term.  The term of the Company shall be perpetual, unless earlier terminated following the occurrence of any event identified in Section 9.1.  Upon such event, the Company shall be dissolved and its affairs wound up in accordance with Article 9.

2.7           Foreign Qualification.  The Managing Member shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Managing Member, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business.  The Managing Member may, and, at the request of the Managing Member or any officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.8           No Partnership.  Except as set forth below, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, or Holder shall be a partner or joint venturer of any other Member, holder of an Economic Interest, manager or officer for any purposes, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal and, to the extent possible, applicable state income and franchise tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE 3
MEMBERS

3.1           Limited Liability.  Except as expressly set forth in this Agreement or required under the Act, no Member or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Member or an officer of the Company.  Except as expressly set forth in this Agreement, in no event will any Member (or former Member) be obligated to guarantee any indebtedness or other obligations of the Company at any time outstanding or have any liability for the repayment or discharge of the debts and obligations of the Company or for the repayment of any Capital Contribution of any other Member.

3.2           Remuneration To Members.  No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account.  A Member may receive compensation or reimbursement for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, as provided in or contemplated by this Agreement or as may otherwise be authorized by the Managing Member, subject to Class W Prior Approval.  Genius shall not be entitled to any compensation for services rendered to the Company solely in its capacity as Managing Member, except for reimbursement for reasonable expenses actually incurred by it on behalf of the Company.

3.3           Voting Rights.  Except as provided in this Agreement or the Certificate of Formation, Members shall have no voting, approval or consent rights with respect to any matter, act, decision or document involving the Company or its business.

3.4           Admission of Additional Members.  No new or substitute Members may be admitted to the Company, except pursuant to Section 5.2 or Article 8.  Unless so admitted to the Company as a Member, no Person will be, or will be considered, a Member.  The Company may elect to deal only with Persons so admitted as Members (including their duly authorized representatives).  The Company will not be required to deal with any other Person (other than with respect to distributions to assignees pursuant to assignments in compliance with Article 8) merely because of an assignment or transfer of an Economic Interest to such Person. Any Distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, or to the assignee of the right to receive Company distributions as provided herein, will relieve the Company of all liability to any other Person who may be interested in such Distribution by reason of any other assignment by the Member or for any other reason.

3.5           Withdrawals or Resignations.  No Member may withdraw or resign from the Company except pursuant to Article 8.

3.6           Members’ Meetings; Quorum; Votes.  The Managing Member, any Member holding thirty percent (30%) or more of the Outstanding Units of the Company or the holders of a majority of outstanding Class W Units, may call for a meeting of the Members from time to time by written notice to the other Members; provided, however, that meetings of the Members shall not otherwise be required. At any Members’ meeting, the Managing Member shall appoint a person to preside at the meeting and a person to act as secretary of the meeting.  The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute books of the Company.  The Members may make use of telephones and other electronic devices to hold meetings if each Member may simultaneously participate with the other Members with respect to all discussions and votes of the Members.  The Members may act without a meeting if the action to be taken is reduced to writing and approved and signed in advance by Members holding Units sufficient under the provisions of this Agreement or the Act to authorize or take such action at a meeting of the Members.  The presence in person or by proxy of Members holding a majority of the outstanding Units, and Members holding a majority of the outstanding Class W Units shall constitute a quorum for any meeting of Members.  Unless otherwise provided herein or under applicable law, each Member shall be entitled to cast one vote for each Unit it holds. Except as otherwise provided in this Agreement, the affirmative vote of a majority of the outstanding Units shall be effective to take any action by the Members.

3.7           Devotion of Time; Company Opportunities; Other Activities.  Subject to the consent rights of Genius stockholders contained in the Genius Charter with respect to particular activities, the Class W Prior Approval rights pursuant to Section 5.2.1 hereof, and to the oversight of the Genius board of Directors, Genius shall devote all of its time and business efforts to (the “Genius Permitted Activities”):

(i)           Promoting the business and interests of the Company, including without limitation (A) serving as the Managing Member hereunder, (B) conducting Genius Capital Transactions in furtherance of the business of the Company, (C) issuing securities under equity incentive plans to officers, directors, employees and consultants of the Company (subject to receipt of property of equal value by the Company), and (D) fulfilling Genius’s obligations under this Agreement and Genius’s other agreements with the Company or Licensor, as the same may be amended, modified or supplemented;

(ii)           Holding the Class G Units and enforcing, fulfilling and managing Genius’s rights, duties, liabilities and obligations as a Member holding Class G Units;

(iii)           Maintaining Genius’s status as a public reporting company with publicly traded securities, including without limitation (A) preparing public filings and registration statements, (B) registering securities of Genius for public sale, (C) arranging for accounting, audit and related services for Genius’s financial statements, (D) communicating with and providing reports to Genius stockholders and (E) handling investor and public relations;

(iv)           Prosecuting, enforcing, exploiting, defending, settling, fulfilling and managing Genius’s rights, duties, liabilities and obligations arising in, under or from any of (A) the Excluded Assets, Excluded Liabilities or Contingent Dividend Rights, (B) such other assets, liabilities and agreements that Genius may acquire or become subject to, and (C) such securities as Genius may issue;

(v)           Conducting Genius Capital Transactions solely to fund activities of Genius that are not provided for or reimbursed by the Company, provided that such activities constitute Genius Permitted Activities other than under this paragraph (v) (collectively, “Genius Exclusive Capital Transactions”);

(vi)           Complying with all Legal Requirements (as such term is defined in the Master Contribution Agreement) that Genius is or may become subject to; and

(vii)           Doing everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the foregoing activities;

and shall engage in no other business or conduct any other activities.  WCO, its Affiliates and their respective officers, directors, members, managers, employees, partners and agents (the “WCO Parties”), shall devote whatever time, effort and skill as they deem appropriate for the operation of the Company and, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, are free to own interests in other businesses and undertakings and to pursue and engage other businesses, investments, activities and opportunities (collectively, “Other Interests”).  The Company and the Managing Member are fully aware that the WCO Parties are engaged, and in the future will be engaged, in and conduct Other Interests which are, directly or indirectly, in competition with the Company or with each other, including as contemplated by Section 3.10 of this Agreement.  Other than as expressly set forth in the Distribution Agreement, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, neither WCO nor any WCO Party will have any obligation to offer the Company, the Managing Member or any other Member or their respective Affiliates any Other Interests or the right to participate therein.  None of the Company, the Managing Member nor their respective Affiliates will have any rights in any Other Interests in which WCO or any WCO Party engages outside of the Company by virtue of WCO’s or any WCO Party’s relationship to the Company or otherwise, and notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, WCO and the WCO Parties shall not be required to disclose to the Company, the Managing Member or any other Member the existence or nature of any such Other Interests.  The Company, the Managing Member and each Member hereby waives any conflict of interest related to such Other Interests, and the Company, the Managing Member and each Member agrees that it shall have no claim under fiduciary duty or any other principles to such Other Interests.

3.8           No Cessation of Membership Upon Bankruptcy.  Except as provided in Section 4.7, a Person will not cease to be a member of the Company upon the happening, with respect to such Person, of any of the events specified in §18-304 of the Act, provided, however, WCO or its designee shall become the Managing Member immediately upon the occurrence of any Bankruptcy of Genius and Genius shall cease to be the Managing Member but shall continue to be a Member.  Upon the occurrence of any event specified in §18-304 of the Act with respect to a Member, the business of the Company will be continued pursuant to the terms hereof without dissolution.

3.9           Enforcement of Rights against Member.  Regardless of any provision to the contrary, nothing in this Agreement shall be construed to restrict or limit the ability of: (a) any Member to enforce any rights, arising from any contract or agreement, against the Company; or (b) the Company to enforce any rights arising from any contract or agreement against any Member.  At the Company’s cost and expense, each of WCO and Genius is entitled on behalf of the Company to enforce against the other any of the terms of this Agreement or any other agreement between the Company and Genius or WCO, as applicable.

3.10           Content Acquisition Opportunities.

(a)           The Company and the Managing Member agree that it is intended that the Company will not engage in Content Acquisition Opportunities, other than as provided in this Section 3.10.  If the Managing Member or the Company is presented with a Content Acquisition Opportunity, the Company or the Managing Member, as applicable, shall promptly present such Content Acquisition Opportunity to WCO (a “Distributor Notification”) and WCO or any of the WCO Parties designated by WCO shall have the right to engage in the Content Acquisition Opportunity as provided herein.

(b)           If WCO or any such WCO Party determines to engage in the Content Acquisition Opportunity, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, it may do so on whatever terms it deems appropriate without any further obligation to the Company (other than under  the Distribution Agreement) or the Managing Member, and the Company and the Managing Member shall be prohibited from engaging in such Content Acquisition Opportunity.  WCO or such WCO Party may notify the Company in writing (an “Election Notification”)  of its determination to either engage in such Content Acquisition Opportunity or seek additional information with respect to such Content Acquisition Opportunity within thirty (30) days (reducible to ten (10) days for so-called “hot properties” or if exigent circumstances require such shorter period) after receipt of the applicable Distribution Notification.   If WCO notifies the Company it or the designated WCO Parties do not desire to engage in such Content Acquisition Opportunity or if WCO or the designated WCO Party does not respond to the Distributor Notification with an Licensor Notification within the applicable period set forth above, the Company (but not the Managing Member) shall be free to engage in such Content Acquisition Opportunity for its own account without any further obligation to WCO, subject to any applicable required approvals under Section 5.2 of this Agreement; provided, if the terms or elements of the Content Acquisition Opportunity are modified so as to differ from the terms presented to WCO in any material respect that is more favorable to the Company, the Company and the Managing Member shall be required to again present the Content Acquisition Opportunity to WCO in accordance with this Section 3.10.

(c)           For the avoidance of doubt, notwithstanding any duty (contractual, fiduciary or otherwise) existing at law or in equity, neither WCO nor any WCO Party shall have any obligation to present any Content Acquisition Opportunity to the Company or the Managing Member.

(d)           For purposes of this Section 3.10, “Content Acquisition Opportunity” means the acquisition of any distribution or other rights in any audio, visual and/or audiovisual works of any kind or character, including, without limitation, “Motion Pictures” as such term is defined in the Distribution Agreement.

(e)           Notwithstanding the foregoing, the Company and the Managing Member shall not be required to offer any Content Acquisition Opportunity that both (i) is consistent with Genius’ Current Business and not competitive with WCO’s business and (ii) requires aggregate fixed payments (e.g. advances, fixed purchase price, etc.) of less than $75,000 for any individual acquisition or series of related acquisitions; provided, however that in no event shall all fixed payments related to such qualifying Content Acquisition Opportunities in any year exceed the lesser of (a) $2,000,000 in the aggregate or (b) the amount budgeted for acquisitions as set forth in the Company’s annual budget.  Notwithstanding the definition of the Current Genius Business, the Company shall not enter into any Content Acquisition Opportunity that is competitive with WCO’s business (e.g., feature films) and shall not enter into any such Content Acquisition Opportunity without specific prior written approval from WCO and without first presenting such Content Acquisition Opportunity to WCO pursuant to Sections 3.10 (a) and (b) above.  Any Content Acquisition Opportunity entered into by the Company shall be on customary industry terms (e.g. customary royalties or distribution fees) and the Company shall not structure any Content Acquisition Opportunity so as to avoid or circumvent its obligation to offer such Content Acquisition Opportunity to WCO or the WCO Parties as required hereunder or otherwise in a manner that frustrates the intent of this Section 3.10, including but not limited to offering terms that are not consistent with industry standards.  By way of example, the Company shall not achieve an advance within the $75,000 and $2 million limits set forth above by offering non-standard terms in other areas, such as higher than customary royalties or lower than customary distribution fees.

(f)           The provisions of this Section 3.10 shall terminate upon the termination or expiration of the Distribution Agreement (or any successor or replacement agreement with WCO).

ARTICLE 4
CLASSES OF UNITS INTERESTS AND CAPITAL CONTRIBUTIONS

4.1           Classes of Units.

4.1.1    Class G Units

(a)           Grants.  As of the Effective Date, the total number of Class G Units issued to Genius will represent 30% of the total Units of the Company in an amount determined as provided in Exhibit A.  Additional Class G Units will be granted to such Persons, at such times and in such amounts, in accordance with Section 4.4.2, Section 4.8.4(a) and as the Managing Member may determine with Class W Prior Approval in accordance with Section 5.2.  The grant of Class G Units as of the Effective Date is set forth on Exhibit A.

(b)           Rights.  Holders of Class G Units are entitled to participate in Distributions as provided in Section 6.1 and Section 6.2 and to such other voting, distribution and participation rights as set forth in this Agreement.

4.1.2     Class W Units

(a)           Grants.  As of the Effective Date, the total number of Class W Units owned by WCO and W-G Holding will represent 70% of the total Units of the Company  in an amount determined as provided in Exhibit A.  Additional Class W Units will be granted to such Persons, at such times and in such amounts, in accordance with Section 4.1.2(d) and Section 4.1.2(e) and as the Managing Member may determine with Class W Prior Approval in accordance with Section 5.2.  The number of Class W Units as of the Effective Date is set forth on Exhibit A.

(b)           Rights.  Holders of Class W Units are entitled to participate in Distributions as provided in Section 6.1 and Section 6.2 and to such other voting, distribution and participation rights as set forth in this Agreement.

(c)           Repurchase and Redemption.  Class W Units are subject to repurchase or redemption only in accordance with Sections 4.7 and 4.8 of this Agreement.

(d)           Additional Class W Units Upon Company Indemnification.  If the Company pays, discharges or otherwise satisfies or assumes any liability or obligation for which it is entitled to indemnification from Genius pursuant to Section 8.3 of the Master Contribution Agreement, the Company shall redeem from Genius (without any further payment to Genius) a number of Class G Units, and issue to the holders of Class W Units (without any further payment by such holders) a number of additional Class W Units, in an amount equal to the following formula:

U = (L * P) / V

where:

U =	the number of Class G Units to be redeemed from Genius and Class W Units to be issued to the holders of Class W Units pursuant to this Section 4.1.2(d);

L =	the amount paid, discharged or otherwise satisfied or assumed by the Company in satisfaction of such liability or obligation;

P =	the Percentage Interest of the holders of Class W Units immediately prior to the redemption of Genius’ Class G Units and the issuance of additional Class W Units pursuant to this Section 4.1.2(d); and

V =
the lesser of the Value or the Market Price of Genius Common Stock as of the date of the Company’s satisfaction, payment, discharge or assumption of such liability or obligation (whichever occurs first).

(e)           Additional Class W Units upon WCO Payment of Genius Indemnification.  If WCO or any WCO Party pays, discharges or otherwise satisfies or assumes any liability or obligation for which it is entitled to indemnification from Genius pursuant to Section 8.3 of the Master Contribution Agreement, the Company shall redeem from Genius (without any further payment to Genius) a number of Class G Units, and issue to the holders of Class W Units (without any further payment by such holders) a number of additional Class W Units, in an amount equal to the following formula:

U = L / V

where:

U =	the number of Class G Units to be redeemed from Genius and Class W Units to be issued to holders of Class W Units pursuant to this Section 4.1.2(e);

L =	the amount paid, discharged or otherwise satisfied or assumed by WCO or any WCO Party in satisfaction of such liability or obligation;

V =
the lesser of the Value or the Market Price of Genius Common Stock as of the date of the WCO’s or any WCO Party’s satisfaction, payment, discharge or assumption of such liability or obligation (whichever occurs first).

Examples of the operation of this Section 4.1(d) and (e) are attached hereto as Exhibit 4.1.

4.2           Capital Accounts.  A separate Capital Account shall be maintained for each Member in accordance with Exhibit D hereto. No Member shall be personally liable for or be required to restore any deficit Capital Account balance.

4.3           Initial Contributions by Genius.  Concurrently with the execution of this Agreement,  Genius shall, pursuant to the Master Contribution Agreement, contribute to the Company all of the assets, rights and properties required to be contributed by Genius therein, whether tangible or intangible, including its right, title and interest in and to any real property.

4.4           Additional Capital Contributions.

4.4.1      No Obligation. Except as set forth in Section 4.3 or this Section 4.4, no Member or Affiliate of a Member shall be required to make a Capital Contribution, loan or advance to the Company or guarantee or make any other financial commitment with respect to any debt or other obligation of the Company, including to fund operations of the Company or meet any tax liabilities of the Members (including tax liabilities arising from phantom income).

4.4.2     Additional Capital Contributions.

(a)           Genius shall contribute to the Company the net proceeds (including, without limitation, cash, securities, assets or other property) received from (i) any private placement, public offering or other sale or disposition after the Effective Date of Genius Common Stock, or securities convertible into or exchangeable for Genius Common Stock (a “Genius Convertible Security”), or upon the exercise, conversion or exchange of a Genius Convertible Security or (ii) the sale of Property, incurrence of indebtedness, recapitalization or refinancing, or from any other capital raising transaction (each transaction described in clause (i) or (ii) above, a  “Genius Capital Transaction”) as an Additional Capital Contribution, provided, however, that the consideration received by Genius upon exercise of Pre-closing Options or Warrants (or any Property acquired solely with such consideration) shall not be required to be contributed to the Company; provided further that if the Genius Capital Transaction is the issuance of indebtedness, such indebtedness shall not be contributed as capital but instead shall be loaned to the Company on terms agreed upon by the Members.

(b)           Not later than three (3) Business Days following the consummation of any Genius Capital Transaction, Genius shall transfer the net proceeds therefrom to the Company.  Except to the extent that such Genius Capital Transaction constituted an Indemnification Issuance or a Genius Exclusive Capital Transaction or the payment of the exercise price from the exercise, conversion or exchange of a Genius Convertible Security outstanding on the Effective Date, following receipt by the Company of the net proceeds or assets or other value received from a Genius Capital Transaction, the Managing Member shall promptly cause the Company to issue to Genius a number of additional Class G Units equal to the number of shares of Genius Common Stock actually issued in the Genius Capital Transaction covered by clause (i) of the definition thereof, provided, that, if Genius has issued a Genius Convertible Security in the Genius Capital Transaction, the Company shall instead provide Genius with the contingent right to be issued a number of additional Class G Units only upon the exercise or conversion of such Genius Convertible Security and contribute to the Company the net proceeds received therefrom, the amount of such Class G Units so issuable equal to the number of shares of Genius Common Stock actually issued upon such exercise or conversion), provided, that for purposes of calculating the number of additional Class G Units issuable to Genius pursuant to this Section 4.4.2(a), there shall be disregarded any (1) declaration or payment of a dividend on outstanding Genius Common Stock in Genius Common Stock or distribution to holders of outstanding Genius Common Stock in shares of Genius Common Stock, (2) split or subdivision of outstanding Genius Common Stock or (3) reverse stock split or other combination of Genius Common Stock into a smaller number of shares of Genius Common Stock, that may have occurred after the Effective Date.  For example, if there occurs a 2-for-1 stock split of Genius Common Stock after the Effective Date and Genius thereafter issues 100 new shares in a Genius Capital Transaction, the Company would only issue 50 Class G Units in connection with the contribution of net proceeds from that Genius Capital Transaction.

(c)           For purposes of clarification, in no event will any Class G Units be issued to Genius pursuant to this Section 4.4.2 or otherwise in connection with an Indemnification Issuance or Genius Exclusive Capital Transaction, whether or not Genius contributes the proceeds therefrom to the Company.

(d)           No Member will be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law, any binding Agreement entered into after the Effective Date or by this Section 4.4.2.  Any Member or Affiliate of a Member may, with the consent of the Managing Member and subject to the provisions of this Section 4.4.2, Section 5.2 and any other senior loan, credit or financing agreement of the Company, lend or advance money to the Company or a subsidiary, make loans to the Company or a subsidiary or guaranty any loans made to the Company or a subsidiary by a third party lender or any Affiliate of any Member that is a commercial lending institution, and any such loan or guaranty by a Member or an Affiliate of a Member will not be considered to be a Capital Contribution unless otherwise provided in the agreement relating to such loan or guaranty or as otherwise determined by the Managing Member.  It is contemplated that the Company may engage in borrowing in connection with the operations of its business, provided, however, that Genius shall not be entitled to create any pledge, lien, encumbrance or restriction of any kind upon its rights or interests under the Distribution Agreement without WCO’s prior written consent in its sole discretion.

4.5           [Intentionally left blank]

4.6           Withdrawal of Capital Contributions.  Except as otherwise provided in or contemplated by this Agreement, no Member shall demand or receive a return of any Capital Contributions or otherwise withdraw from the Company without the consent of all Members. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

4.7           Repurchase of Class W Units.

4.7.1    Company Repurchase Right.  At any time prior to December 31, 2009, if (i) Licensor terminates the Company’s right and obligation to distribute Covered Products pursuant to Section 19(A)(3) or 19(A)(4) of the Distribution Agreement and the Annual Video Ratio or Semi-Annual Video Ratio, as applicable, giving rise to such termination is more than 50% (as calculated pursuant to the terms of the Distribution Agreement) or (ii) Licensor enters Bankruptcy and does not (x) continue to substantially perform its obligations under the Distribution Agreement, or (y) provide for Licensor’s obligations being assumed under the Distribution Agreement by or through a successor in a manner satisfactory to Licensor, Affiliate or other Person, then the Company may repurchase from WCO and W-G Holding (proportionately in a accordance with their respective Percentage Interests) a portion of the Class W Units owned by  them on the Effective Date as provided below (the “Company Repurchase Right”).  The date of the event giving rise the Company Repurchase Right is the “Company Repurchase Trigger Date”).  The purchase price to be paid to WCO and W-G Holding for the repurchase of Class W Units upon the exercise of the Company Repurchase Right shall be an amount equal to 75% of the Cash Amount WCO or W-G Holding would receive under Section 4.8 hereof upon a Redemption of Tendered Units, where the number of Tendered Units shall be deemed to equal the number of Class W Units to be repurchased.

The portion of the Class W Units subject to the Company Repurchase Right during any calendar year shall be determined as follows:

Year of Term	Portion of Units Subject to Repurchase
1/1/06 – 12/31/06	60%
1/1/07 – 12/31/07	30%
1/1/08 – 12/31/08	20%
1/1/09 – 12/31/09	10%

4.7.2    No Company Repurchase Right.  For purposes of clarification, if at any time prior to December 31, 2009, Licensor terminates the Company’s right and obligation to distribute Covered Products pursuant to Section 19(A)(3) or 19(A)(4) of the Distribution Agreement and the Annual Video Ratio or Semi-Annual Video Ratio, as applicable, giving rise to such termination is less than 50% (as calculated pursuant to the terms of the Distribution Agreement), then the Company shall have no Company Repurchase Right to repurchase any portion of the Class W Units then held by WCO or W-G Holding.

4.7.3    Repurchase Procedure.  The Managing Member shall determine in its discretion whether the Company shall exercise the Company Repurchase Right pursuant to Section 4.7.1 by the Majority Vote of the Genius Independent Board Members (as provided in the Genius Charter).  Promptly following any termination of the Distribution Agreement giving rise to the Company Repurchase Right, but in any event within fifteen (15) Business Days thereafter (the “Repurchase Right Expiration Date”), the Company shall send a written notice (the “Repurchase Notice”) to WCO and W-G Holding setting forth: (i) whether the Company is exercising its Company Repurchase Right, (ii) the portion of WCO’s and W-G Holding’s Class W Units then subject to the Company’s Repurchase Right that the Company wishes to repurchase and (iii) the Managing Member’s calculation of the higher of the Value or the Market Price for the Class W Units that it is offering to repurchase, and its methodology in arriving at such calculation.  Following receipt of the Repurchase Notice, WCO shall confirm the Managing Member’s calculation of the higher of the Value or the Market Price to be paid for the Class W Units then being repurchased, and WCO and the Managing Member shall in good faith agree upon the date of the closing for such repurchase, such closing to occur not later than sixty (60) days after the Repurchase Right Expiration Date.  At the closing of the Company’s repurchase of WCO’s and W-G Holding’s Class W Units, the Company shall deliver the repurchase price to be paid for the Class W Units being repurchased to or as directed by WCO in immediately available funds by wire transfer or certified check.  The Company Repurchase Right shall terminate and be of no further force or effect if the Company has not exercised that right on or before the Repurchase Right Expiration Date by delivery of a Repurchase Notice to WCO, and any Class W Units for which the Company does not exercise its Company Repurchase Right as indicated in a Repurchase Notice shall no longer be subject to a Company Repurchase Right and shall be held by WCO or W-G Holding free and clear of any claims or rights in favor of the Company arising under this Section 4.7.

4.7.4    Disputes Regarding Termination.  Any disputes regarding a termination of the Company’s rights to distribute Covered Product under the Distribution Agreement shall be resolved pursuant to the terms of the Distribution Agreement and not under this Agreement.  Unless grounds exist to exercise the Company Repurchase Right other than termination of the Distribution Agreement (i.e., a repurchase triggered by clause (ii) of the first sentence of Section 4.7.1), until the final resolution of any such dispute, the Company may not exercise its Company Repurchase Right with respect to any portion of WCO’s or W-G Holding’s Class W Units as otherwise provided in this Section 4.7, and each of WCO and W-G Holding shall retain full title and ownership of all Class W Units then held by it, free and clear of any liens, claims, encumbrances or rights of set off of any kind, and shall be entitled to exercise all of its rights and receive all of the benefits as a Holder of all of its Class W Units hereunder (including, without limitation, the right to receive Distributions or to decide upon a Class W Prior Approval).  The repurchase procedures upon exercise of a Company Repurchase Right (other than the running of the period for the Managing Member’s determination of whether to exercise the Company Repurchase Right that ends on the Repurchase Right Expiration Date) shall be stayed until the final resolution of any suit properly filed by the Company or Licensor in good faith pursuant to the terms of the Distribution Agreement and thereafter actively prosecuted that disputes or seeks declaratory relief regarding Licensor’s right to terminate the Distribution Agreement.  Notwithstanding any dispute regarding a termination of the Distribution Agreement that may have occurred or be ongoing, the Valuation Date for the determination of the Cash Amount payable upon exercise of a Company Repurchase Right shall be the Company Repurchase Trigger Date.

4.8           Redemption Rights Holder of Class W Units.

4.8.1    WCO shall have the right (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Class W Units held by a Tendering Party (as defined below) and not subject to a Company Repurchase Right under Section 4.7 (such Class W Units being hereafter “Tendered Units”) in exchange (a “Redemption”) for a number of shares of Genius Common Stock calculated as determined below.  Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company and the Managing Member by WCO when WCO exercises the Redemption right on behalf of itself, as a holder of Class W Units, or on behalf of another holder of Class W Units (such party, the “Tendering Party”).  The Tendering Party shall submit such information, certification or affidavit as the Managing Member may reasonably require in connection with the restrictions and limitations of the Genius Charter to any such acquisition.  On the Specified Redemption Date the Tendering Party shall transfer such number of the Tendered Units to the Company in exchange for a number of shares of Genius Common Stock (and Rights, if applicable) equal to the Genius Common Stock Amount as of the Specified Redemption Date.  Genius unconditionally agrees to deliver to the Company such number of shares of Common Stock of Genius (and Rights, if applicable) sufficient to enable the Company to meet its obligation under this Section 4.8.1.  The Genius Common Stock Amount shall be delivered to the Company and issued in the name of the Tendering Party on the Specified Redemption Date as duly authorized, validly issued, fully paid and non-assessable Genius Common Stock and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the Genius Charter, the Genius Bylaws, the Securities Act and relevant state securities or “blue sky” laws.  The shares of Genius Common Stock issued pursuant to this Section will be “Registrable Securities” as defined in the Registration Rights Agreement.  Genius will at all times reserve and keep available, solely for the issuance and delivery upon the redemption of Class W Units as provided herein, that number of shares of Genius Common Stock, and such other stock, securities or property, as from time to time shall be issuable upon the redemption of all outstanding Class W Units.  If any unreasonable delay arises in such delivery, Genius will use its reasonable efforts to provide the Tendering Party with all indicia of ownership of such Genius Common Stock, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date, except for dividends declared prior to the Cut-Off Date.  Genius Common Stock issued upon an acquisition of the Tendered Units by the Company pursuant to this Section 4.8.1 may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

Notwithstanding anything to the contrary contained above, if a Tendering Party receives shares of Genius Common Stock as provided in this Section 4.8.1, and after the receipt of such shares, Genius (x) makes an Indemnification Issuance or issues securities in an Genius Exclusive Capital Transaction (“Exclusive Issuance”) that would have resulted in an adjustment to the Adjustment Factor under clause (i)(d) of the definition thereof, (y) makes an indemnification payment that would have resulted in an adjustment  to the Adjustment Factor under clause (iii) of the definition thereof or (z) issues shares of Common Stock pursuant to Pre-closing Options or Warrants (“Option Shares”), in each case that would have resulted in an adjustment to the Adjustment Factor under clause (i)(e) of the definition thereof had Indemnification Issuance, Exclusive Issuance, indemnification payment, or the issuance of such Option Shares occurred prior to the issuance of shares of Genius Common Stock under this Section and which would have resulted in additional shares of Genius Common Stock being issued to the Tendering Party (“Additional Shares”), the Managing Member shall issue such Additional Shares to the Tendering Party and Genius shall provide such Additional Shares to the Company to be delivered to the Tendering Party as provided in this Section 4.8.1 as if such Additional Shares had been issued on the Specified Redemption Date and this Section 4.8.1 shall otherwise apply to such Additional Shares.

4.8.2    Notwithstanding the foregoing, at the request of the Company and with the consent of WCO (which may be withheld in the WCO’s sole discretion):

(a)           The Company may deliver to the Tendering Party an amount equal to the Cash Amount in lieu of the Genius Common Stock Amount payable on the Specified Redemption Date; or

(b)           the Managing Member on behalf of the Company may elect to raise funds for the payment of the Cash Amount either (a) by contribution by Genius of funds from the proceeds of a private placement or registered public offering (each, an “Offering Funding”) by Genius of a number of Genius Common Stock (“Offering Funding Shares”)  or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to Genius or the Company.

Promptly upon the Company’s receipt of the Notice of Redemption, the Managing Member shall give notice (a "Single Funding Notice") to all holders of Class W Units having Redemption rights pursuant to this Section 4.8 and request that WCO elect whether or not to effect a Redemption of any of such holders’ Class W Units to be funded through an Offering Funding (if an Offering Funding has been requested by the Company) or otherwise.  If WCO elects to effect such a Redemption on behalf of any such holder of Class W Units (including itself), it shall give notice thereof and of the number of Class W Units to be made subject thereto in writing to the Managing Member within ten (10) Business Days after receipt of the Single Funding Notice, and such holder of Class W Units shall be treated as a Tendering Party for all purposes of this Section 4.8.

4.8.3     A Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Company’s record date for such distribution precedes or coincides with such delivery of the Notice of Redemption; provided,however, that if the Company elects to fund the Cash Amount with the proceeds of an Offering Funding pursuant to Section 4.8.2 hereof, and WCO has consented to an Offering Funding, the Tendering Party's right to receive distributions shall not be suspended as hereinbefore provided and such Tendering Party shall have the right to receive distributions actually made hereunder prior to the date of the closing of the Offering Funding whose proceeds are used to pay the Cash Amount.  In the event of a Redemption, the Cash Amount shall be delivered by wire transfer, certified check or as otherwise instructed by the Tendering Party (with WCO’s consent).

4.8.4    Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 4.8:

(a)           To the extent Genius provides shares of Genius Common Stock or funding to pay the Cash Amount, each Class W Unit acquired by the Company pursuant to Section 4.8.1 hereof shall be transferred to Genius and be converted into and deemed to be a Class G Unit.

(b)           No Tendering Party may effect a Redemption for less than five hundred (500) Class W Units or, if such Tendering Party holds (as a Member or, economically, as an Assignee) less than five hundred (500) Class W Units, all of the Class W Units held by such Tendering Party.

(c)           The consummation of such Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(d)           The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 8.2 hereof) all Class W Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Class W Units for all purposes of this Agreement, until such Class W Units are either paid for by the Company pursuant to Section 4.8.1 hereof or transferred to the Company and paid for by the issuance of the Genius Common Stock, pursuant to Section 4.8.2 hereof on the Specified Redemption Date, except to the extent that the Tendering Party obtains indicia of ownership of Genius Common Stock pursuant to the penultimate sentence of Section 4.8.1.

4.9           Redemptions.  Except with respect to the Class W Units as provided in Section 4.1(d) or (e) or Section 4.8, without the Class W Prior Approval, the Company will not acquire, by purchase, redemption or otherwise, any Units of any class or type of any Member or Holder without offering to purchase, on the same terms and conditions, a proportionate share of the Units of such class or type of all other applicable Members or Holders.  Except as provided in Section 4.8.4(a), any Units so acquired by the Company will be deemed canceled.

ARTICLE 5
GOVERNANCE

5.1           Management Through the Managing Member.  The management of the Company is vested in the Managing Member, which shall have the power and authority to manage and direct the business and affairs of the Company under the terms and conditions of this Agreement.  Except as otherwise expressly provided in this Agreement, the Members shall not participate in the control of the Company and shall have no right, power or authority to act for or on behalf of or otherwise bind, the Company.  Except as expressly provided in this Agreement or required by any non-waiveable provisions of applicable law, Members shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business.  The Managing Member shall be deemed to owe the same fiduciary duties to the Members that directors of Delaware corporations owe to that corporation’s stockholders under Delaware law.

5.2           Limitations on the Authority of the Managing Member.  The Managing Member’s authority to run the business and affairs of the Company is subject only to the limitations in this Sections 5.2.   The Managing Member shall take no actions on behalf of the Company without a Class W Prior Approval with respect to any of the following matters in Section 5.2.1 below:

5.2.1`    For so long as WCO, W-G Holding and their transferees beneficially own Units comprising at least 20% of the outstanding Units of the Company, the Managing Member shall take no actions on behalf of the Company (and the Company shall take no action through any subsidiary) without the Class W Prior Approval with respect to:

(i)           taking or purporting to take actions in contravention of or engaging in activities inconsistent with this Agreement or the Distribution Agreement;

(ii)         creating or assuming any indebtedness or liability, or providing any indirect financial assistance, or assuming any mortgage, charge or other encumbrance on any property of the Company;

(iii)        selling, leasing, exchanging or disposing of, by any means, any properties or assets of the Company having a value in excess of $100,000;

(iv)        entering into or effecting any conversion, consolidation or merger involving the Company;

(v)         to the fullest extent permitted by law, taking any action to liquidate or dissolve the Company;

(vi)        entering into, amending or waiving any contract with a Member or with any party that is not at arm’s length (including amending any provision of, or making any election under, the Services Agreement);

(vii)       engaging, removing or replacing the Company’s independent auditors;

(viii)      guaranteeing the liabilities or debts of any Person other than a subsidiary of the Company;

(ix)         requiring any guarantee from any Member;

(x)          declaring or making any Distribution, including any Distribution in-kind of Securities or other non-cash assets;

(xi)         issuing or granting any Class G Units, Class W Units or any other Units,  Membership Interests or Economic Interests in the Company (other than as provided in this Agreement);

(xii)        utilizing subdistributors, or licensees, or outsourcing any functions relating to the Company’s performance under the Distribution Agreement;

(xiii)       appointing or removing (A) the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, or any other executive level officer or employee and (B) any other employee whose compensation is in excess of $150,000 per year;

(xiv)       approving the annual or quarterly budget for the Company, or varying more than 10% from the amount budgeted for any particular material line item therein;

(xv)        engaging in any debt or equity financing, refinancing, recapitalization or other capital raising transaction;

(xvi)       approving or entering into any contracts, agreements, understandings or arrangements outside the ordinary course or providing for payments by or to the Company or obligations in excess of $100,000 per year;

(xvii)      commencing or settling any litigation;

(xviii)     licensing any item of product outside the ordinary course or on terms other than fair market value;

(xix)        approving or adopting any material employee compensation plan or arrangement; and

(xx)        creating any subsidiary or taking any of the actions described above with respect to any subsidiary.

5.3           Officers.  The day-to-day management of the Company shall be vested in the officers of the Company under the supervision of the Managing Member.

5.3.1    Delegation.  The Managing Member may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

5.3.2    Appointment of President and Chief Executive Officer.  Subject to the terms of the CEO employment agreement, the initial president and chief executive officer of the Company (the “President and Chief Executive Officer”), will be Trevor Drinkwater, subject to the terms of any employment agreement between the Company and Mr. Drinkwater in effect as of the Effective Date (as it may be amended in accordance with the terms of this Agreement).

5.3.3    Duties and Powers of President and Chief Executive Officer.  Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and will see that all orders and resolutions of the Managing Member are carried into effect.  The President and Chief Executive Officer will report to the board of directors of the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the General Corporation Law of the State of Delaware, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The President or Chief Executive Officer will execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other officer or agent of the Company.  The President and Chief Executive Officer will devote substantially all of his or her business time to the conduct of the business of the Company.

5.3.4    Appointment of Other Officers.  Except as set forth herein, the President and Chief Executive Officer may appoint officers at any time, and the officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a treasurer, one or more assistant treasurers, a chief operating officer, and any other officers that the President and Chief Executive Officer deems appropriate. Except as set forth herein, the officers will serve at the pleasure of the Managing Member and the President and Chief Executive Officer, subject to all rights, if any, of such officer under any contract of employment. Any individual may hold any number of offices, and an officer may, but need not, be a Member of the Company. The officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member or by the President and Chief Executive Officer.

5.3.5    Removal; Resignation; Vacancy.  Subject to this Agreement and to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Managing Member or the President and Chief Executive Officer.  Any officer may resign at any time by giving written notice to the Managing Member.  Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

5.3.6    Reliance.  In exercising their authority and performing their duties under this Agreement, the officers shall be entitled to rely on information, opinions, reports or statements of (i) one or more employees or other agents of the Company or in subordinates whom the officer reasonably believes to be reliable and competent in the matters presented and (ii) any attorney, public accountant or other Person as to matters which the officer reasonably believes to be within such Person’s professional or expert competence, unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted.

5.4           Unanimous Consent of Members.  Regardless of anything to the contrary in this Agreement, the Company may take any action contemplated under this Agreement if approved by the unanimous written consent of the Members.

5.5           Right of First Negotiation for Genius Financings.  Notwithstanding anything to the contrary herein, if Genius decides to raise additional capital, whether by conducting a private placement, public offering or other sale or disposition of equity or debt securities, from any other incurrence of additional indebtedness or from the sale of any property, Genius shall first deliver a written notice thereof to WCO, which notice will set forth in reasonable detail all material terms and conditions of the proposed capital raising transaction.  WCO will then have the option of negotiating with Genius to acquire the securities or property to be issued or sold in such capital raising transaction.  If WCO elects to negotiate with Genius, Genius and WCO will negotiate in good faith to reach an agreement for the sale of the proposed properties or securities to WCO for a sixty (60) day period following notification.  If, by the last day of said sixty (60) day period, Genius and WCO have not reached an agreement or a non-binding term sheet or letter of intent for the sale of Genius’ properties or securities to WCO, Genius shall be free to conduct such capital raising transaction with such other parties as it desires on the same terms and conditions in all material respects that were presented to WCO, provided, that Genius shall re-offer any transaction or financing to WCO as provided in this Section 5.5 if the terms at which such financing or transaction are proposed to be accomplished are materially less favorable to Genius in any respect than the terms of the transaction or financing initially presented to WCO.

ARTICLE 6
DISTRIBUTIONS, TAX MATTERS, AND ALLOCATIONS

6.1           Distributions.  Subject to Section 6.2 below, Available Cash will be distributed to the Members and applicable Holders pro rata to each Holder of Units in accordance with its respective Percentage Interest, at such times as the Managing Member determines in its sole discretion, subject to Class W Prior Approval in accordance with Section 5.2 (each such distribution pursuant to this Section 6.1 being a “Distribution” and the date of such Distribution a “Distribution Date”).

6.2           Tax Distributions.  During each Fiscal Year or within forty-five (45) days after the end thereof, the Company shall make distributions to each Member from Available Cash pro rata in accordance with their respective Percentage Interests in an aggregate amount equal to the Annual Target Tax Distribution.  The “Annual Target Tax Distribution” shall mean the minimum amount which, if distributed to the Members in accordance with their respective Percentage Interests, would provide each Member with an amount at least equal to the excess of (A) the product of (i) the sum of the amount of net capital gain and the net amount of all items taxable at ordinary income rates (or deductible from ordinary income) allocable to such Member on such Member’s Schedule K-1 to the Company’s Form 1065 for such Fiscal Year, and (ii) the highest combined effective federal, state and local tax rate applicable to an individual resident in New York City, over (B) the aggregate amount of distributions received by such Member pursuant to Section 6.1 during such Fiscal Year.  Amounts distributed pursuant to this Section 6.2 shall be referred to as “Tax Distributions.”  Tax Distributions shall be estimated by the Tax Matters Partner on a quarterly basis and to the extent feasible shall be distributed to the Members on a quarterly basis to facilitate the payment of estimated taxes by the Members or their beneficial owners.  Any Member shall have the option of deferring  its right to receive Tax Distributions with respect to a Fiscal Year in favor of taking such Tax Distributions at such future time or times as such Member may elect.  In the event that the amount of distributions made to the Members pursuant to this Section 6.2 with respect to any Fiscal Year are less than the amount of the Annual Target Tax Distribution calculated for such Fiscal Year, the shortfall shall carry over and be distributed to the Members in the next succeeding Fiscal Year (or, if necessary, in other succeeding Fiscal Years) as a priority distribution before distributions are made to the Members on account of the Annual Target Tax Distribution amounts calculated for the Fiscal Year(s) to which such shortfall is carried. If, as a result of an audit adjustment, amended return, or other cause that affects amount of income. gain, loss or deduction previously reported or that should have been reported on a Member’s or former Member’s Schedule K-1 to the Company’s Form 1065 with respect to a prior Fiscal Year, additional taxes, interest or penalties (collectively, “Back Taxes”) are imposed on such Member or former Member with respect to such prior Fiscal Year , the Annual Target Tax Distributions of each Member for such prior Fiscal Year shall be recalculated by including therein such Member’s Back Taxes and each Member or former Member shall receive a distribution equal to the additional Tax Distribution it would have received for such prior Fiscal Year based on the recalculated Annual Target Distributions.  By way of clarification, no Tax Distribution shall be made in respect of Back Taxes incurred by any Member in connection with the acquisition by the Company of the distribution rights evidenced by the Distribution Agreement or the contributions by Genius or with respect to transactions undertaken or income allocated to a Member prior to the contributions by Genius.

6.3           Allocations of Net Income and Net Losses.  All allocations of Net Income, Net Losses and any other items of income, gain, loss, deductions and credit of the Company shall be made in accordance with the provisions of Exhibit D hereto.

6.4           Tax Matters for the Company Handled by Tax Matters Partner.  The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith.  The Tax Matters Partner shall have the authority and responsibility to arrange for the preparation of, and timely file, the Company’s tax returns. Notwithstanding the foregoing,  (1) the Tax Matters Partner will promptly notify WCO of the commencement of any audit or similar proceedings and will give WCO prior notice of all scheduled telephonic or other meetings with the Internal Revenue Service or other taxing authority and copies of all notices or other written communications received from any taxing authority related thereto, (2) WCO will have the right to attend such meetings and to control any audit (with counsel of its own choice) to the extent it relates to the tax treatment of the transactions described in the Master Contributions Agreement, and (3) the Tax Matters Partner will not make any material election or decision under the Code or in connection with any audit without the approval of WCO, which shall not be unreasonably withheld.  The selection of the Company’s independent accountants and, except as described in (2) above, outside legal counsel in connection with any audit or similar proceeding, shall be subject to the mutual approval of WCO and Genius.  The Tax Matters Partner shall provide a draft copy of the Company’s federal information income tax return to WCO not less than twenty-one (21) days prior to the due date (with extensions) of such return for WCO’s review and approval.  In applying any approval rights pursuant to this Section 6.4, WCO shall not be entitled to withhold its approval for any position on such draft return (or otherwise pursuant to this Section 6.4) for which there is (i) “substantial authority” within the meaning of Treasury Regulation Section 1.6662-4 (established, if requested by WCO, by the opinion of tax counsel to the Company); or (ii) if there is not substantial authority described in clause (i), a “reasonable basis,” within the meaning of Treasury Regulation Section 1.6662-3(b)(3) (also established, if requested by WCO, by the opinion of tax counsel to the Company), provided that WCO in each case shall not be required to approve a position if there is “substantial authority” for an alternative treatment advocated by WCO of the tax item or transaction in question and WCO is able to establish the existence of such “substantial authority” to the reasonable satisfaction of tax counsel or the accountants for the Company, in which case the position advocated by WCO shall be prevail.  In exercising its authority under this Section 6.4 or otherwise under the Agreement, the Tax Matters Partner shall not bind any other Member in connection with any audit proceeding without the consent of such Member.  The Members acknowledge and agree that they have no intent to cause the Company to enter into, and will use commercially reasonable best efforts to cause the Company not to enter into any transaction that would be treated as a “listed  transaction” as currently or hereafter defined in Treasury Regulation Section 1.6011-4(b)(2) or by any pronouncement of the Internal Revenue Service or as a “tax shelter” as defined in section 6662(d)(2)(C) of the Code.

6.5           Distributions in Kind.  The Company may, in the sole discretion of the Managing Member and subject to WCO’s rights under Section 5.2 hereof, make Distributions of securities or other non-cash assets.  The Managing Member will ensure that such securities or other assets are distributed in such a manner as to ensure that the fair market value is distributed and allocated in accordance with Section 7.1.

6.6           Compliance With the Act.  Notwithstanding anything in this Agreement to the contrary, no distribution will be made by the Company to a Member on account of its Interest in the Company pursuant to this Agreement that is prohibited by the Act or other applicable law.

6.7           Liability for Amounts Distributed.  The Members agree that, except as otherwise expressly provided herein or required by applicable law, no Member will have an obligation to return money or other property paid or distributed to such Member, whether or not such distribution was in violation of the Act.  The agreement set forth in the immediately preceding sentence will be deemed to be a compromise for purposes of §18-502(b) of the Act.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such return, such obligation will be the obligation of such Member and not of any other Person.

ARTICLE 7
EXCULPATION AND INDEMNIFICATION; OTHER MATTERS

7.1           Performance of Duties; Liability of Members.  Except as provided in this Agreement, the Members shall not be liable to the Company or to any other Member or any other Person bound by this Agreement for any loss or damage sustained by the Company or a Member, unless the loss or damage shall have been the result of actually proven fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Member.  The Managing Member shall perform its managerial duties in good faith, in a manner that it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

7.2           Exculpation and Indemnification.  The Company will defend, indemnify, protect and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such Person (i) is or was a Member, Managing Member, officer, director, employee, consultant or other agent or Affiliate of the Company or that, being or having been such a Member, Managing Member, officer, employee or agent or Affiliate of such parties, such Person is or was serving at the request of the Company as a manager, director, officer, employee, consultant or other agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, or (ii) is or was an officer, director, member, employee, consultant or other agent or Affiliate of a Member, Managing Member or any of their respective Affiliates (all such Persons being referred to hereinafter as a “Covered Person”), to the fullest extent permitted by applicable law in effect on the Effective Date and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that any such Covered Person will not be entitled to indemnification hereunder if the loss or damage was the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law by such Covered Person.  The foregoing defense, indemnification and hold harmless obligation will extend to (x) any cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, and (y) legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person as a result of such threatened, pending or completed action, suit or proceeding which shall be paid by the Company when due (“Losses”); provided, however, that such Covered Person may be required to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to this Section 7.2.  The Managing Member will be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Covered Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Managing Member deems appropriate in its business judgment.  The indemnification rights set forth herein will be in addition to, and will not be exclusive of, any other rights to which such Covered Person may be entitled by contract or otherwise under applicable law.

7.3           Notice; Procedures.  Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person will, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Managing Member of the commencement of such proceeding, provided, that the failure of a Covered Person to give notice as provided herein will not relieve the Company of its obligations under Section 7.2, except to the extent that the Company is materially prejudiced by such failure to give notice.  In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such proceeding; provided, however, that:  (i) the Covered Person will be entitled to participate in such proceeding and to retain its own counsel at its own expense; and (ii) if the Covered Person will give notice to the Company that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person will have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); provided, further, that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person will not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 7.2 without the prior written consent of the Company, such consent not to be unreasonably withheld; and provided, further, that, notwithstanding the foregoing, WCO or its designated Affiliates will be entitled to control the defense on behalf of itself or any Covered Person that is or was an officer, director, member, employee, consultant or other agent or Affiliate of WCO (a “WCO Indemnified Person”), at the Company’s expense and with counsel of WCO’s choice reasonably satisfactory to the Company.  After notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof, other than with respect to a WCO Indemnified Person.  Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein.

7.4           Insurance.  The Company will have the power to purchase and maintain insurance on behalf of any Person who is or was a Covered Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a Covered Person, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 7.2 or under applicable law.  The Company will obtain and maintain such insurance policies covering the Members, Managing Member and officers of the Company as are, in the good faith determination of the Managing Member, consistent with its exculpation and indemnification obligations set forth herein.  The coverage amounts and other terms of each of the insurance policies will be determined and/or changed by the Managing Member from time to time, provided, that the Members, Managing Member and officers of the Company will be listed as named insureds.

ARTICLE 8
TRANSFER OF INTERESTS

8.1           Transfer of Interests.   Subject to Section 8.7, each of WCO and W-G Holding may sell, encumber, mortgage, hypothecate, assign, pledge, transfer or otherwise dispose of all or any portion of their respective Units, Membership Interest or Economic Interest (a “Transfer”) to any other party in its sole discretion, provided, however, that, from the Effective Date through December 31, 2009, WCO and W-G Holding shall not Transfer that portion of their respective Class W Units that remain subject to the Company Repurchase Right  pursuant to Section 4.2 at the time of such Transfer, other than to a Permitted Transferee.  Except with the written approval of WCO, which it may withhold in its sole discretion, to the fullest extent permitted by law, Genius may not Transfer all or any portion of its Units to any Person, by operation of law or otherwise.  Upon any transfer by Genius in violation of this Section 8.1, WCO or its designee shall become the Managing Member.

8.2           Rights of Assignees.  Until such time, if any, as a transferee of any Transfer under Section 8.1 is admitted to the Company as a substitute Member pursuant to Section 8.3, such transferee shall be only a Holder of an Economic Interest; provided,however, that a Permitted Transferee shall automatically become a substitute Member effective upon such Transfer.

8.3           Actions Following Transfers.  The Company shall not recognize any Transfer of an Economic Interest or Membership Interest unless all costs incurred by the Company to effect such Transfer have been paid by the transferor and there is filed with the Company a written and dated notification of such Transfer, in form and substance satisfactory to the Company, executed and acknowledged by the transferor and the transferee and such notification (i) contains the agreement by the transferee to be bound by all the terms and conditions of this Agreement and (ii) represents that such Transfer was made in accordance with all applicable securities laws and regulations.  The transferee of all (or a part, as the case may be) of a Membership Interest, Economic Interest or Units who becomes a substitute Member will succeed to all (or a pro rata portion, as the case may be) of the Capital Account of the transferor of such Membership Interest, Economic Interest or Units, including all adjustments made thereto, and will have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement holding the same class of Units.  Admission of a substitute Member will become effective on the date such Person’s name is recorded on the books and records of the Company.  Upon the admission of a substitute Member: (1) the Managing Member will amend Exhibit A to reflect the name and address of, and number and class of Units held by, such substitute Member and to eliminate or adjust, if necessary, the name, address and Units of the predecessor of such transferee Member; and (2) to the extent of the Transfer to such substitute Member, the transferor Member will be relieved of its obligations under this Agreement.

8.4           Effect on Distributions.  Any Member or Holder who Transfers all of its Units in a Transfer permitted pursuant to this Article 8 will cease to be a member of the Company.  All Distributions with respect to which the Distribution Date is before the date of a Transfer in accordance with this Article 8 will be made to the transferor Member or Holder, and all Distributions with respect to which the Distribution Date is after the date of such Transfer will be made to the substitute Member or Holder.

8.5           Unauthorized Transfers.  To the fullest extent permitted by law, any purported Transfer by a Member or other holder of a Membership Interest, Economic Interest or Units that does not comply with Section 8.1 or is not recognized by the Company under Section 8.4 will be null and void ab initio and shall not be recognized by the Company, and the transferee under such purported Transfer will acquire no title or ownership thereby but will hold such Economic Interest or Units for the benefit of the other Members or holders of Economic Interests.

8.6           Pledge of Interests.  Subject to Section 8.1, notwithstanding anything in this Agreement to the contrary, a Member or Holder will be entitled to pledge its Membership Interest, Economic Interest or Units as security for a loan or other financing, provided, that:  (i) the security interest is granted only to a bank or other financial institution chartered and insured by all applicable state and federal governmental entities; (ii) any right of foreclosure on such security interest granted with respect to Class G Units by the bank or other financial institution will be subject to the other Members’ right to cure any default with respect to such financing and purchase the Membership Interest with respect to such Class G Units; (iii) if the Members elect not to cure any default and purchase the Membership Interest, Economic Interest or Units following any default and the bank or financial institution forecloses on the Membership Interest, Economic Interest or Units, the bank or financial institution or other purchaser in such foreclosure proceedings will receive only an Economic Interest and will not be admitted to the Company as a Member; (iv) the holder of the pledged Membership Interest will not be entitled to exercise any voting or other rights of a Member, other than the right to receive Distributions with respect to such pledged Membership Interest as set forth herein; and (v) WCO or its designee shall become the Managing Member immediately upon any foreclosure of any security interest granted with respect to Class G Units.

8.7           Restrictions on Transfer.  Notwithstanding any other provision of this Agreement, (i) no Member shall Transfer any Unit, or any interest therein, and (ii) neither the Company nor any Member shall enter into any financial instrument or contract the value of which is determined in whole or in part by reference to the Company and which would be treated as an “interest in a partnership” for purposes of Treasury Regulation Section 1.7704-1, if the effect of such Transfer, or of such financial instrument or contract, would be to cause, or create a material risk of causing, (A) the Company to be classified as a publicly traded partnership within the meaning of Section 7704 of the Code, or (B) the Company to terminate for federal income tax purposes.  In furtherance of the foregoing, unless otherwise consented to by WCO and the Managing Member in writing in their sole discretion, any Transfer of a Unit or interest therein must satisfy one or more safe harbor provisions of Treasury Regulations Section 1.7704-1 including Sections 1.7704-1(e), (f), (g), (h) and (j), relating to 'publicly traded partnerships.  The Managing Member is authorized to obtain, as a condition to recognizing any Transfer of any Unit or any interest therein, an opinion of counsel to the Company to the effect that such Transfer meets one or more of such safe harbors or otherwise will not cause, or create a material risk of causing, the Company to be treated as a publicly traded partnership for purposes of Section 7704 of the Code or to terminate for federal income tax purposes.  The costs of any such opinion required by the Managing Member shall be borne solely by the Member seeking to make a Transfer. To the fullest extent permitted by law, any Transfer made in violation of this Section 8.7 shall be null and void ab initio and shall not be recognized by the Company.

ARTICLE 9
DISSOLUTION AND WINDING UP

9.1           Dissolution.  The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up upon the first to occur of the following (each a “Dissolution Event”):

9.1.1    the entry of a decree of judicial dissolution pursuant to the Act;

9.1.2    the approval of the Managing Member with Class W Prior Approval;

9.1.3            the sale of all or substantially all of the assets of the Company or any similar transaction with similar effect;

9.1.4            the happening of any other event that makes it unlawful or impossible to carry on the business of the Company; or.

9.1.5            at any time there are no members of the Company, unless the Company is continued in accordance with the Act.

9.2           Winding Up.  Upon the occurrence of any event specified in 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors.  The Managing Member or a Person designated by the Managing Member shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities of the Company and its assets, shall either cause its assets to be sold or distributed and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4.  The Person(s) winding up the affairs of the Company shall be entitled to reasonable compensation for such services.

9.3           Payment of Liabilities and Liquidating Distributions Upon Dissolution.  After satisfaction of the liabilities of the Company to creditors (whether by payment or the making of reasonable provision for payment thereof), including debts and liabilities to Members who are creditors of the Company and expenses of liquidation, the remaining assets will be distributed to the Members as follows:

(i)           first, to the Holders of Class W Units in an aggregate amount equal to the product of the Floor Amount per Class W Unit and the number of Class W Units then outstanding, pro-rata in accordance with their Percentage Interests (the “Class W Liquidating Distribution Preference”);

(ii)          second, to the Holders of Class G Units pro-rata in accordance with their Percentage Interests until the Holders of Class G Units have received aggregate distributions pursuant to this clause (ii) equal to the product of (x) their aggregate Percentage Interest (based on all outstanding Units of the Company) and (y) the aggregate amount of the Class W Liquidating Distribution and the amount distributed to the Holders of Class G Units under this clause (ii); and

(iii)         thereafter, pro-rata to the Holders of all Units in accordance with their respective Percentage Interests.

9.4           Certificate of Cancellation.  The Managing Member shall cause to be filed in the office of, and in a form prescribed by, the Delaware Secretary of State, a certificate of cancellation of the Certificate of Formation upon the completion of the winding up of the affairs of the Company.

9.5           Rights of Members.  Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, (b) if the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the investment of each Member, such Members will have no recourse against other Members for indemnification, contribution or reimbursement; and (c) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations; and no Member shall be required to restore a deficit balance in its Capital Account to the Company at any time.

ARTICLE 10
ACCOUNTING, RECORDS, REPORTING BY MEMBERS

10.1           Deposits.  All funds of the Company will be deposited from time to time to the credit of the Company in such banks or other depositories as the Managing Member may select.

10.2           Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company will be signed by an officer or officers authorized to do so by the Managing Member; provided that checks over $____ shall require two signatures.

10.3           Accounts.  The Company shall maintain or cause to be maintained books and records of account relating to the assets and income of the Company and the payment of expenses of, and liabilities or claims against or assumed by, the Company in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law and to permit the Company to provide the reports required by Section 10.8 and any other information reasonably requested by WCO.

10.4           Accounting.  The Company shall use the accrual method of accounting in preparing its books and records of account for tax purposes.  All books and records of account of the Company shall be maintained and reported based upon generally accepted accounting principles, consistently applied, employing standards, procedures and forms conforming to established practice in the United States.

10.5           Books and Records.  The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business and to comply with applicable law and listing regulations and standards, including at it may relate to Genius and WCO.  The Company shall maintain the Company’s books and records at its principal office.

10.6           Right of Inspection.  A Member shall have the right to examine, at any reasonable time for any purpose, the minutes and records of the Managing Member and the books and records of account of the Company, and to make copies thereof.  Notwithstanding anything to the contrary set forth in Section 18-305 of the Act, the Company and the Managing Member shall not have the right to keep confidential from any Member any information relating to the Company or its affairs.  Upon the written request of any Member of the Company (which may be made by e-mail), the Company shall cause to be delivered to such Member the most recent financial statements of the Company, showing in reasonable detail its assets and liabilities and the results of its operations.  Such inspection may be made by any agent or duly appointed attorney of the Member making such request.

10.7           Audit.  The Company will engage a reputable third party public accounting firm chosen by the Managing Member subject to Class W Prior Approval in accordance with Section 5.2 to conduct an audit of the financial statements of the Company on an annual basis, unless the Managing Member elects to do so on a more frequent basis.

10.8           Reports.  The Managing Member will cause to be delivered to each Member (i) a monthly financial statement of the Company (within ten (10) days following the end of each month); (ii) a quarterly financial statement of the Company (within twenty (20) days following the end of each quarter); and (iii) annual audited financial statements of the Company (within seventy-five (75) days following the end of each Fiscal Year).  Such other reports as determined by the Managing Member to be necessary will be prepared by the Managing Member or authorized officers of the Company, and will contain such information and cover such matters as determined by the Managing Member and will be distributed to the Members at such times as determined by the Managing Member.  The Managing Member shall from time to time provide WCO with such information as WCO shall request regarding the Company’s business and operations.

10.9           Tax Information.  Within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Company will send to each Person who was a Member or Holder at any time during such Fiscal Year a Schedule K-1 to IRS Form 1065 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member’s or Holder’s federal income tax returns, including a statement showing such Member’s or Holder’s share of income, gain, loss, expense and credits for such Fiscal Year for federal income tax purposes.  In addition, at the request of any Member, the Company will send to such Member, within ninety (90) days after the end of each Fiscal Year, or as soon as practicable thereafter, the Company’s Form 1065 and such information regarding the Company’s state tax returns as such Member may reasonably request.

ARTICLE 11
MISCELLANEOUS

11.1           Complete Agreement.  This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and among the Members or any of them.  No representation, statement, condition or warranty not contained in this Agreement or the Certificate of Formation will be binding on the Members or have any force or effect whatsoever.  To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, this Agreement shall control.

11.2           Pronouns; Statutory References.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

11.3           References to this Agreement.  Numbered articles and sections herein contained refer to articles and sections of this Agreement unless otherwise expressly stated.

11.4           Governing Law; Jurisdiction.  This Agreement will be governed by, construed under and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws principles.  Each Member hereby consents to the non-exclusive jurisdiction of the state and federal courts sitting in New York in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.  Each Member further agrees that, to the fullest extent permitted by law, personal jurisdiction over him, her or it may be effected by service of process by registered or certified mail addressed as provided in Exhibit F of this Agreement, and that when so made will be as if served upon him, her or it personally.  EACH OF THE MEMBERS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE COMPANY OR ITS OPERATIONS.

11.5           Successors.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.6           Amendments.  Except as otherwise provided in this Section 11.6, all amendments to this Agreement shall be in writing and shall not be effective unless approved by Genius and WCO; provided, however, that any such amendment which disproportionately disadvantages one Member relative to another Member shall not be effective without the written concurrence of such disadvantaged Member.  Amendments to Exhibit A following any issuance, redemption, repurchase, reallocation or Transfer of Units in accordance with this Agreement, and any amendments made pursuant to Section 1.5 of Exhibit D may be made by the Managing Member without the consent of or execution by the Members.

11.7           Exhibits, Schedules and Appendices.  All Exhibits, Schedule and Appendices attached to this Agreement are incorporated and shall be treated as if set forth herein.

11.8           Severability.  The provisions of this Agreement are severable.  The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.  The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

11.9           Additional Documents and Acts.  Each Member agrees to cooperate fully with the other Members, to execute and deliver such additional documents and instruments, to give such further written assurances and to perform such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.10         Notices.  All notices or elections required or permitted hereunder shall be in writing and shall be delivered in person by telecopy, facsimile, telex or equivalent form of written telecommunication (with confirmation of delivery), or sent by certified or registered mail, return receipt requested, postage prepaid, to the address set forth by each Member on Exhibit A hereto or such other party and/or address as any of such parties may designate in a written notice served upon the other parties in the manner provided for herein.  All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery, if delivered in person or by telex, telecopy or other written telecommunications or on the seventh day next succeeding the date of mailing if sent by certified or registered mail.

11.11         No Waiver.  Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

11.12         Partition.  Each Member and Holder irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

11.13         Press Releases.  Except only as and to the extent required by law, neither WCO nor the Managing Member shall (i) make any disclosure with respect to this Agreement, any transaction contemplated by this Agreement or with respect to the business of the Company without the prior consent of the other party or (ii) release information regarding the matters contemplated herein except that a joint press release in agreed form may be issued by WCO and the Managing Member after the execution of this Agreement.  With respect to disclosures by the Managing Member to the SEC or any other regulatory agency or pursuant to any governmental regulations, the Managing Member will consult with WCO regarding any and all such disclosures about or relating to WCO or its business and WCO will have the right to review and comment on such disclosures.  The Managing Member will use its best efforts to comply with WCO’s requests and comments, including by limiting such disclosures to the extent possible and/or by seeking confidential treatment of such disclosures and involving WCO in such process (including without limitation allowing WCO to participate in discussions regarding limited disclosures and confidential treatment of disclosures, to the extent practicable).  With respect to all other disclosures by the Managing Member, whether such disclosure is to actual or potential sources of debt, equity or other capital or to any other third party, WCO will have the right to review and approve in its sole discretion any and all such disclosures about or relating to WCO or its business.  Notwithstanding anything to the contrary herein, Genius acknowledges that WCO shall be entitled to make all filings and disclosures regarding the Company, Genius, its investment in the Company or Genius, or with respect to any other matter, that it deems necessary or advisable in its sole discretion if WCO at any time becomes a public reporting company under the Securities Exchange Act of 1934, as amended.

11.14         Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.15         Costs.  The Company shall be responsible for and shall reimburse each of Genius and WCO for all of their respective expenses, including, without limitation, expenses of lenders, legal counsel, investment bankers, consultants, accountants and other advisors, incurred at any time in connection with pursuing or consummating the transactions contemplated by this Agreement, the Distribution Agreement and the Master Contribution Agreement.

11.16         Interpretation.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, it is the intent of the parties that no presumption or burden of proof or persuasion be implied because this Agreement was prepared by or at the request of any party or its counsel.

11.17         Valuation Disputes.  As provided in this Section 11.17, WCO may dispute any determination by the Managing Member of (i) the fair market value of any evidences of indebtedness or assets distributed to holders of Genius Common Stock or the amount of any indemnification liability or obligation paid or satisfied by the Company, in connection with a determination of the Adjustment Factor or (ii) the Value of any Rights (any of the foregoing determinations, a “Managing Member Determination”).  Promptly following any Managing Member Determination, the Managing Member shall provide WCO with written notice of that determination in reasonable detail, including its calculations thereof.  If WCO disputes the Managing Member Determination, WCO shall notify the Managing Member in writing of that dispute within thirty (30) days after delivery of the calculation of the Managing Member Determination and any reasonably requested supporting information, which notice shall describe the nature of WCO’s dispute and WCO’s calculation of the relevant fair market value, indemnification liability or obligation, number of shares of Genius Common Stock or Value, as the case may be, applicable to the Managing Member Determination.  During the thirty (30) day period of its review, WCO will have reasonable access to any documents, schedules or other information used by the Managing Member in making the Managing Member Determination.

WCO and the Managing Member agree to negotiate in good faith to resolve any dispute regarding the Managing Member determination.  If WCO and the Managing Member are unable to resolve all disputes within thirty (30) days after WCO’s delivery to the Managing Member of written notice of that dispute, then the dispute will be submitted for final and binding resolution to an independent third party accounting firm or appraiser (the “Arbitrator”) selected by WCO and the Managing Member in good faith.  If the parties cannot agree on an Arbitrator, the parties shall each choose a proposed Arbitrator an such two proposed Arbitrators shall choose a third Arbitrator who shall act as sole Arbitrator.  The Arbitrator will resolve the matter in accordance with the terms and provisions of this Agreement.  The Arbitrator will deliver to WCO and the Managing Member as promptly as practicable and in any event within sixty (60) days after its appointment, a written report setting forth the resolution of any such dispute determined in accordance with the terms of this Agreement.  The Arbitrator shall select as a resolution the position of either WCO or the Managing Member for each issue in dispute and may not impose an alternative resolution.  The Arbitrator shall make its determination based exclusively on presentations and supporting material provided by the parties and not pursuant to any independent review.  The determination of the Arbitrator shall be final and binding on WCO and the Managing Member.  The fees, expenses and costs of the Arbitrator shall be paid by the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Members of Genius Products, LLC, a Delaware limited liability company, have executed this Agreement, effective as of the date first written above.

THE WEINSTEIN COMPANY HOLDINGS LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:     Executive Vice President and CFO

W-G HOLDING CORP.

By:/s/ Larry Madden
Name:  Larry Madden
Title:     Executive Vice President and CFO

GENIUS PRODUCTS, INC.

By:/s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:     President and CEO

EXHIBIT A

MEMBERS, ADDRESSES, UNITS AND MEMBERSHIP INTERESTS

As of July 21, 2006

Member	Membership Units	Percentage Interest
Genius Products, Inc.	61,005,126 Class G	30%
The Weinstein Company Holdings LLC	140,311,790 Class W	69%
W-G Holding Corp.	2,033,504 Class W	1%
TOTAL	203,350,420	100%

[Remainder of Page Intentionally Left Blank]

A-1

EXHIBIT C

EXAMPLES OF ADJUSTMENTS TO THE ADJUSTMENT FACTOR

Assumptions

3,000,000 shares of Genius Common Stock outstanding
3,000,000 initial G Units
7,000,000 initial W Units
Initial Adjustment Factor = 1

(i) Application of clause (i) of Adjustment Factor:

1.  Genius does a 2 for 1 split of Genius Common Stock (or a one-for one stock dividend)

New Adjustment Factor is 2

1 x           6,000,000
3,000,000

meaning each W Unit will be exchangeable for 2 shares of Genius Common Stock.

2.  Genius does a 1 for 2 reverse stock split of Genius Common Stock

New Adjustment Factor is .5

1 x           1,500,000
3,000,000

meaning each W Unit will be exchangeable for .5 shares of Genius Common Stock.

3.  Genius issues 500,000 shares of Common Stock in respect of Pre-existing Options or Warrants or 500,000 shares of Common Stock to raise funds to satisfy indemnification

New Adjustment Factor is 1.166667

1 x           3,500,000
3,000,000

meaning each W Unit will be exchangeable for 1.166667 shares of Genius Common Stock.

4.  Genius receives 500,000 Wellspring Shares back from escrow

New Adjustment Factor is .8333333

1 x           2,500,000
3,000,000

meaning each W Unit will be exchangeable for .8333333 shares of Genius Common Stock.

(ii) Application of clause (ii) of Adjustment Factor

1.   Genius distributes rights to purchase 500,000 shares at $1.00 where Value is $2.00 and Market Price is $1.90.

New Adjustment Factor is 1.076923

1 x           3,000,000  + 500,000
3,000,000 + 250,000 [500,000/2]

meaning each W Unit exchangeable for 1.076923 shares of Genius Common Stock.

(iii) Application of clause (iii) of Adjustment Factor

1.  Genius distributes $1,000,000 in assets (other than related to a distribution from the LLC) or pays an indemnification liability (other than from shares issued which causes an adjustment under clause (i))  where Value is $2.00 and Market Price is $1.90 or the Value is $1.90 and the Market Price is 2.00.  The per share portion of the distribution is $.333333

New Adjustment Factor is 1.276595

1 x           2.00
1.566667 [1.90 -.333333]

meaning each W Unit will be exchangeable for 1.276595 shares of Genius Common Stock.

(iv) Application of clause (iv) of Adjustment Factor:

1.  WCO exchanges Units where Value of a share of Genius Common Stock it is to receive is $8.00 and Market Price is $8.25 and Floor Amount is $8.57 [$60,000,000/7,000,000]

New Adjustment Factor is 1.071250

1 x           8.57
8.00

meaning each W Unit exchangeable for 1.071250 shares of Genius Common Stock.

(v) Application of clause (v) of Adjustment Factor:

1.  Units are reallocated to be 8,000,000 to W and 2,000,000 to G

New Adjustment Factor is 1.5

1 x           3,000,000
3,000,000-1,000,000

meaning each W Unit will be exchangeable for 1.5 shares of Genius Common Stock.

2.  Using example from Exhibit 4.1(d)

Units are reallocated to be 7,368,421 to W and 2,631,579 to G

New Adjustment Factor is 1.14

1 x           3,000,000
3,000,000-368,421

meaning each W Unit will be exchangeable for 1.14 shares of Genius Common Stock.

3.  Using example from Exhibit 4.1(e)

Units are reallocated to be 7,526,316  to W and 2,473,468 to G

New Adjustment Factor is 1.212766

1 x           3,000,000
3,000,000-526,316

meaning each W Unit will be exchangeable for 1.212766 shares of Genius Common Stock.

EXHIBIT 4.1

Application of 4.1(d)

Pre Indemnification Amount

3,000,000 G Units
7,000,000 W Units
Value is $2.00
Market Price is $1.90

L  = 1,000,000

P = 70%

V = $1.90

U = 368,421	1,000,000 * 70%
1.90

Post Indemnification Amount

2,631,579 G Units
7,368,421 W Units

Application of 4.1(e)

Pre Indemnification Amount

3,000,000 G Units
7,000,000 W Units
Value is $2.00
Market Price is $1.90.

L  = 1,000,000

V = $1.90

U = 526,315	1,000,000
1.90

Post Indemnification Amount

2,473,468 G Units
7,526,316 W Units

EXHIBIT D

ALLOCATIONS OF NET INCOME, NET LOSSES AND
OTHER ITEMS AMONG THE MEMBERS

ARTICLE 1

1.1.           Capital Accounts.

(a)           A separate capital account will be maintained for each Member (a “Capital Account”).  On the Effective Date, (i) the Capital Account of Genius will be credited with the net fair market value of the contribution made by Genius pursuant to Section 4.3 and (ii) the Capital Accounts of WCO and W-G Holding will be restated to equal their respective pro rata shares of the value of the distribution rights evidenced by the Distribution Agreement and owned by the Company on the Effective Date.  The parties intend and agree that the aggregate Capital Account balances of WCO and W-G Holding following such restatement will be equal to 70% of the aggregate Capital Account balances of all of the Members as of the Effective Date.  Thereafter, each Member’s Capital Account will from time to time be (i) increased by (A) the amount of money and the Gross Asset Value of any Property contributed (or deemed contributed) by the Member to the Company (net of liabilities secured by the Property or to which the Property is subject), and (B) the Net Income and any other items of income and gain specially allocated to the Member under Paragraph 1.4, and (ii) decreased by (A) the amount of money and the Gross Asset Value of any Property distributed to the Member by the Company (net of liabilities secured by the Property or to which the Property is subject), and (B) the Net Losses and any other items of deduction and loss specially allocated to the Member under Paragraph 1.4.

(b)           If Company assets other than money are distributed to a Member in liquidation, or if such assets are distributed to a Member in kind, in order to reflect unrealized gain or loss, the Members’ Capital Accounts will be adjusted for the hypothetical “book” gain or loss that the Company would have realized if the distributed assets had been sold for their Gross Asset Values in a cash sale.  In the event of the liquidation of a Member’s interest in the Company, in order to reflect unrealized gain or loss, the Member’ Capital Accounts will be adjusted for the hypothetical “book” gain or loss that would have been realized by the Company if all Company assets had been sold for their Gross Asset Values in a cash sale.

(c)           The Capital Accounts shall be adjusted (i) proportionately to reflect any Redemption, forfeiture or Transfer of Units and (ii) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m).  It is the intent of the Members that the Capital Accounts of all Economic Interest Holders be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company.  Accordingly, the Managing Member is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said section of the Treasury Regulations.

1.2.           Allocation of Net Income and Net Losses.  The Company shall allocate Net Income, Net Loss and other items to the Capital Accounts of the Members as of the end of each Fiscal Year and as of any shorter periods for which the Tax Matters Partner determines that it is appropriate to make allocations to the Members’ Capital Accounts (including, without limitation, as of the date of any acquisition of Units by Genius pursuant to Article 4 hereof).  Except as otherwise provided in this Agreement, the Net Income or Net Losses of the Company for each Fiscal Year or other period for which allocations are made hereunder, and, if appropriate, items thereof, will be allocated among the Members as required so that the closing balance in each Member’s Adjusted Capital Account as of the end of such Fiscal Year (or shorter period for which allocations are being made hereunder), is, as nearly as possible, equal to the amount that would be distributed to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash in an amount equal to their respective Gross Asset Values, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the fair market value of the asset securing such liability), and the net assets of the Company were distributed to the Members in the order of priority set forth in Section 9.4.

1.3           Loss Limitation.  Notwithstanding anything to the contrary in Section 1.2, Net Losses shall not be allocated (and no items of loss or deduction shall be allocated) to the Capital Account of a Member to the extent such allocation would cause such Member to have a deficit in its Adjusted Capital Account at the end of any Fiscal Year (or portion thereof for which allocations are made hereunder).  In the event some but not all of the Members would have a deficit Adjusted Capital Account as a consequence of an allocation of Net Loss (or an item of loss or deduction) pursuant to Section 1.2 hereof, the limitation set forth in this Section 1.3 shall be applied on a Member-by-Member basis so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

1.4.           Special Allocations.  Notwithstanding anything in Section 1.2 to the contrary, the following special allocations will be made in the following order:

(a)           Regulatory Allocations.  Allocations of Net Income (or, if applicable, individual items of income and gain will be made in accordance with the “minimum gain chargeback,” “partner nonrecourse debt minimum gain chargeback” and “qualified income offset” provisions of the Treasury Regulations promulgated under Section 704 of the Code.

(b)           Nonrecourse Deductions.  Any Nonrecourse Deductions will be allocated to the Members in accordance with their Percentage Interests.

(c)           Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions will be allocated to the Member that bears the Economic Risk of Loss for the member nonrecourse debt to which such deductions relate as provided in Treasury Regulation Section 1.704-2(i)(1).

(d)           Gross Income Allocation.  If any Member has a deficit in its Adjusted Capital Account at the end of any fiscal year, that Member will be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Paragraph 1.4(d) will be made only if and to the extent that such Member would have a deficit in its Adjusted Capital Account in excess of such sum after all other allocations provided for in this Article 1 have been made.

1.5.           Certain Adjustments.  The Members intend that the allocation of Profits, Losses, and other items of income, gain, loss, deduction and credit required to be allocated to Capital Accounts pursuant to this Agreement will result in final Capital Account balances that will permit the amount of the distributions which each Member is entitled to receive pursuant to Section 9.4 to equate to the amount of its final Capital Account balance (immediately prior to making such distribution).  Accordingly, the Managing Member is authorized and shall use reasonable efforts, to amend the allocations of Net Income, Net Loss, items thereof, and other items of income, gain, loss and deduction as necessary to produce such result; provided, however, that the Regulatory Allocations shall in all events apply and the Managing Member shall consult with the Company’s professional tax advisors to determine that the resulting allocations will be in accordance with the Members’ economic interests in the Company for purposes of Section 704(b) of the Code.

1.6.           Allocation of Certain Tax Items.

(a)           Except as otherwise provided in this Paragraph 1.6, all items of income, gain, loss or deduction for federal, state and local income tax purposes will be allocated in the same manner as the corresponding “book” items are allocated under Paragraphs 1.2, or 1.4.

(b)           In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and the initial Gross Asset Value thereof (computed in accordance with subparagraph (i) of the definition of the term Gross Asset Value herein).  The Company shall apply the “traditional method” of making allocations under Code Section 704(c) as set forth in Section 1.704-3(b) of the Regulations.

(c)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of the term Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder, using the “traditional method” set forth in Section 1.704-3(b) of the Regulations.

(d)           In the event the Company has in effect an election under Section 754 of the Code, allocations of income, gain, loss or deduction to affected Members for federal, state and local tax purposes will take into account the effect of such election pursuant to applicable Code provisions.

(e)           Any elections or other decisions relating to such allocations will be made by the Tax Matters Member in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Paragraph 1.6 are solely for federal, state and local tax purposes and will comprise the information furnished to such Members in their Schedule K-1s each year.  Except to the extent allocations under this Paragraph 1.6 are reflected in the allocations of the corresponding “book” items pursuant to Paragraphs 1.2, or 1.4, allocations under this Paragraph 1.5 will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.

1.7.           Allocation Between Assignor and Assignee.  The portion of the income, gain, losses, credits, and deductions of the Company for any fiscal year during which a Membership Interest is assigned by a Member (or by an assignee or successor in interest to a Member), that is allocable with respect to such Membership Interest will be apportioned between the assignor and the assignee of the Membership Interest on whatever reasonable, consistently applied basis is selected by the Tax Matters Member and permitted by the applicable Treasury Regulations under Section 706 of the Code.

1.8.           Tax Reporting.  The Members are aware of the income tax consequences of the allocations made by this Article 1 and hereby agree to be bound by this Article 1 in reporting their shares of Company income and loss for income tax purposes.  Neither Genius nor WCO shall take any position inconsistent with the position reported to it on its IRS Schedule K-1 to Form 1065; provided that, except as required by Section 1.3(d) of the Master Contribution Agreement, Genius can take such an inconsistent position if its independent public accountants determine that there is a 50% or less chance that the  position reported in the Schedule K-1 would prevail if challenged by the Internal Revenue Service, unless Genius is provided an opinion reasonably acceptable to it from reputable tax counsel that there is a more than 50% chance that the position reported in the Schedule K-1 would prevail if challenged by the Internal Revenue Service.

1.9.           Profit Shares.  Solely for purposes of determining a Member’s proportionate share of the Company’s “excess nonrecourse liabilities,” as defined in Treasury Regulation Section 1.752-3(a), the Members’ interests in Company profits will be deemed to be in accordance with their Percentage Interests.

ARTICLE 2

DEFINITIONS

As used in this Exhibit D, the following terms will have the following meaning:

“Adjusted Capital Account” means, the balance in a Member’s Capital Account after giving effect to the following adjustments:

(i)           debit or credit to such Capital Account, as applicable, all capital contributions and distributions to the Member for the relevant fiscal year;

(ii)           credit to such Capital Account any amount which such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(iii)           debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of any asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Economic Risk of Loss” will have the meaning provided by Sections 1.704-2(b)(4) and 1.752-2 of the Treasury Regulations.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)           the initial Gross Asset Value of any asset contributed by a Member to the Company will be the gross fair market value of such asset, as determined by the contributing Member and the Company; and

(ii)           the Gross Asset Value of all Company assets will be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as of the following times:  (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, in the case of either (a) or (b), if the Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company within the meaning of Section 1.704-1(b)(2)(i)(g) of the Regulations; and (c) the liquidation of a Member’s interest in the Company or the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

(iii)           the Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution;

(iv)           the Gross Asset Values of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 732(d), Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) hereof, provided, however, that Gross Asset Values will not be adjusted pursuant to this subparagraph (iv) to the extent that the Members determine that an adjustment pursuant to subparagraph (ii) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv); and

(v)           if the Gross Asset Value of any asset has been determined or adjusted pursuant to subparagraphs (i), (ii) or (iv) hereof, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing gains or losses from the disposition of such asset.

“Member Nonrecourse Deductions” in any year means the Company deductions that are characterized as “partner nonrecourse deductions” under Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Treasury Regulations.

“Net Income” and “Net Losses” mean, for each fiscal year or other period, an amount equal to the Company’s taxable income or loss, as the case may be for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in taxable income or loss), with the following adjustments:  (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph will be added to such taxable income or loss; (ii) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Losses pursuant to this paragraph will be subtracted from such taxable income or loss; (iii) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition thereof, the amount of such adjustment will be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Losses; (iv) gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; (v) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition thereof; and (vi) notwithstanding any other provision of this paragraph, any items which are specially allocated pursuant to Paragraph 1.4 hereof will not be taken into account in computing Net Income and Net Losses.

“Nonrecourse Deductions” in any year means the Company deductions that are characterized as “nonrecourse deductions” under Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

All other capitalized terms used in this Exhibit D will have the same meaning as in the Agreement.

(continued)

		Page
4.8	Redemption Rights Holder of Class W Units	22
4.9	Redemptions	24
ARTICLE 5	GOVERNANCE	25
5.1	Management Through the Managing Member	25
5.2	Limitations on the Authority of the Managing Member	25
5.3	Officers	26
5.4	Unanimous Consent of Members	28
5.5	Right of First Negotiation for Genius Financings	28
ARTICLE 6	DISTRIBUTIONS, TAX MATTERS, AND ALLOCATIONS	28
6.1	Distributions	28
6.2	Tax Distributions	26
6.3	Allocations of Net Income and Net Losses	29
6.4	Tax Matters for the Company Handled by Tax Matters Partner	29
6.5	Distributions in Kind	30
6.6	Compliance With the Act	30
6.7	Liability for Amounts Distributed	30
ARTICLE 7	EXCULPATION AND INDEMNIFICATION; OTHER MATTERS	31
7.1	Performance of Duties; Liability of Members	31
7.2	Exculpation and Indemnification	31
7.3	Notice; Procedures	32
7.4	Insurance	32
ARTICLE 8	TRANSFER OF INTERESTS	33
8.1	Transfer of Interests	33
8.2	Rights of Assignees	33
8.3	Actions Following Transfers	33
8.4	Effect on Distributions	33
8.5	Unauthorized Transfers	34
8.6	Pledge of Interests	34
8.7	Restrictions on Transfer	34
ARTICLE 9	DISSOLUTION AND WINDING UP	35

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(continued)

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(continued)

		Page
11.15	Costs	40
11.16	Interpretation	40
11.17	Valuation Disputes	40

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